UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

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Tejon Ranch Co.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Post Office Box 1000

Lebec, California 93243

March 28, 2013

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Tejon Ranch Co. on Tuesday, May 7, 2013, at 9:30 A.M., at the Balboa Bay Club, 1221 West Coast Highway, Newport Beach, California. Your Board of Directors and management look forward to greeting those stockholders who are able to attend. If you are planning to attend the meeting in person you will need to present proof that you own shares of the Company.

The Notice of Annual Meeting and Proxy Statement, which contain information concerning the business to be transacted at the meeting, appear in the following pages.

It is important that your shares be represented and voted at the meeting, whether or not you plan to attend. Please vote the enclosed proxy at your earliest convenience.

Your interest and participation in the affairs of the Company are greatly appreciated.

Sincerely,

Robert A. Stine,

President and Chief Executive Officer

TEJON RANCH CO.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

on

May 7, 2013

The Annual Meeting of Stockholders of Tejon Ranch Co. (the “Company” or “Tejon” or referred to as “we”, “us”, “our” or words of similar import in this Proxy Statement) will be held at the Balboa Bay Club, 1221 West Coast Highway, Newport Beach, California on Tuesday, May 7, 2013, at 9:30 A.M., California time, for the following purposes:

1.	To elect the three directors named in this Proxy Statement.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2013.

3.	To approve an amendment and restatement of the 1998 Stock Incentive Plan.

4.	To approve an amendment and restatement of the Non-Employee Director Stock Incentive Plan.

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The nominees of the Board of Directors of the Company for election at the meeting are George G.C. Parker, Robert A. Stine, and Daniel R. Tisch.

The Board of Directors of the Company recommends that you vote “FOR” the approval of each of the proposals outlined in the Proxy Statement accompanying this notice.

The Board of Directors has fixed the close of business on March 12, 2013, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

Your attention is invited to the accompanying Proxy Statement. To ensure that your shares are represented at the meeting, please date, sign, and mail the enclosed proxy card, for which a return envelope is provided, or vote your proxy by phone or the internet, the instructions for which are provided on the enclosed proxy card.

Please note that if your shares are held by a broker, bank or other holder of record, your broker, bank or other holder of record will NOT be able to vote your shares with respect to Proposal 1, Proposal 3, and Proposal 4 unless you provide them with directions on how to vote. We strongly encourage you to return the voting instruction form provided by your broker, bank or other holder of record or utilize your broker’s telephone or internet voting if available and exercise your right to vote as a stockholder.

For the Board of Directors,

KENT G. SNYDER, Chairman of the Board

ALLEN E. LYDA, Chief Financial Officer, Assistant Secretary

Lebec, California

March 28, 2013

PLEASE MARK YOUR INSTRUCTIONS ON THE ENCLOSED PROXY, SIGN AND DATE THE PROXY, AND RETURN IT IN THE ENCLOSED POSTAGE PAID ENVELOPE. ALTERNATIVELY, PLEASE VOTE YOUR PROXY BY PHONE OR THE INTERNET. PLEASE VOTE YOUR PROXY EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING AND WISH TO DO SO, YOU MAY VOTE YOUR SHARES IN PERSON EVEN IF YOU HAVE PREVIOUSLY VOTED YOUR PROXY.

TEJON RANCH CO.

Post Office Box 1000

Lebec, California 93243

PROXY STATEMENT

Annual Meeting of Stockholders

May 7, 2013

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on May 7, 2013

The Proxy Statement and accompanying Annual Report to stockholders are available at www.tejonranch.com or at http://www.materials.proxyvote.com/879080

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Company for use at the Annual Meeting of Stockholders to be held on May 7, 2013 (the “2013 Annual Meeting”).

It is anticipated that the mailing of this Proxy Statement and accompanying form of Proxy to stockholders will begin on or about March 31, 2013.

SOLICITATION OF PROXIES

At the meeting, the stockholders of the Company will be asked to vote on the following matters: (1) the election of the three directors named in this Proxy Statement, (2) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2012, (3) approval of amendments to the 1998 Stock Incentive Plan, (4) approval of amendments to the Non-Employee Director Stock Incentive Plan, and (5) such other business as may properly come before the meeting. The Company’s Board of Directors (the “Board”) is asking for your proxy for use at the 2013 Annual Meeting. Although management does not know of any other matter to be acted upon at the meeting, shares represented by valid proxies will be voted by the persons named on the proxy in accordance with their best judgment with respect to any other matters which may properly come before the meeting.

The cost of preparing, assembling, and mailing the Notice of Meeting, this Proxy Statement and the enclosed proxy ballot will be paid by the Company. Following the mailing of this Proxy Statement, directors, officers, and regular employees of the Company may solicit proxies by mail, telephone, e-mail, or in person; such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of record will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by the Company for their charges and expenses in connection therewith at the rates approved by the New York Stock Exchange.

RECORD DATE AND VOTING

General Information

Holders of shares of the Company’s Common Stock, par value $0.50 (the “Common Stock”) of record at the close of business on March 12, 2013 (the “Record Date”) are entitled to notice of, and to vote at, the meeting. There were 20,097,734 shares of Common Stock outstanding on the Record Date. A stockholder of record giving a proxy may revoke it at any time before it is voted by filing with the Company’s Secretary a written notice of revocation or by submitting a later-dated proxy via the Internet, by telephone, or by mail. Unless a proxy is revoked, shares represented by a proxy will be voted in accordance with the voting instructions on the proxy and, on matters for which no voting instructions are given, shares will be voted “for” the nominees of the Board and

“for” the other proposals appearing on the proxy. If you hold shares in a stock brokerage account or by a bank or other holder of record, you must follow the instructions of your broker, bank or other holder of record to change or revoke your voting instructions.

Broker Non-Votes

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered to be the “beneficial owner” of those shares. As the beneficial owner, you have the right to instruct your broker, bank or other holder of record how to vote your shares. If you do not provide instructions, your broker, bank or other holder of record will not have the discretion to vote with respect to certain matters and your shares will constitute “broker non-votes” with respect to those matters. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Specifically, your broker, bank or other holder of record will not have the discretion to vote with respect to Proposal 1, Proposal 3, and Proposal 4, but will have discretion to vote on Proposal 2. Therefore, we strongly encourage you to follow the voting instructions on the materials you receive.

Quorum

A majority of the Common Stock issued and outstanding and entitled to vote must be present at the 2013 Annual Meeting, either in person or by proxy, in order for there to be a quorum at the 2013 Annual Meeting. Shares of Common Stock with respect to which the holders are present in person at the 2013 Annual Meeting but not voting, and shares of Common Stock for which we have received proxies but with respect to which the holders of the shares have abstained, will be counted as present at the 2013 Annual Meeting for the purpose of determining whether or not a quorum exists. Broker non-votes will also be counted as present for the purpose of determining whether a quorum exists. Stockholders cannot abstain in the election of directors, but they can withhold authority. Stockholders who withhold authority will be considered present for purposes of determining a quorum.

Voting Requirements

For Proposal 1 (election of directors), the three (3) candidates receiving the highest number of affirmative votes at the 2013 Annual Meeting (also referred to as a plurality) will be elected as directors. Stockholders will be able to cumulate their vote in the election of directors. Cumulative voting means that each stockholder is entitled to a number of votes equal to the number of directors to be elected multiplied by the number of shares he or she holds. These votes may be cast for one nominee or distributed among two or more nominees. Abstentions and broker non-votes will not be counted as participating in the voting, and will therefore have no effect for purposes of Proposal 1.

Approval of Proposal 2 (the ratification of Ernst & Young LLP as our independent registered public accounting firm) will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the 2013 Annual Meeting. Abstentions will be counted as present and will thus have the effect of a vote against Proposal 2.

Approval of Proposal 3 and Proposal 4 (approval of amendments to the 1998 Stock Incentive Plan and approval of amendments to the Non-Employee Director Stock Incentive Plan) will require the affirmative vote of the majority of votes cast on such proposals. In addition, the New York Stock Exchange (the “NYSE”) stockholder approval rules require that the total votes cast as to each of Proposals 3 and 4 represent over 50% of all shares entitled to vote on the proposal. Abstentions will be counted as votes cast and will therefore have the same effect as a vote against Proposal 3 and Proposal 4. Broker non-votes will not be counted as votes cast and will therefore have no effect in assessing whether the majority of votes cast standard is satisfied for purposes of Proposal 3 and Proposal 4.

Pursuant to Delaware corporate law, the actions contemplated to be taken at the 2013 Annual Meeting do not create appraisal or dissenters rights.

PROPOSAL 1

THE ELECTION OF DIRECTORS

The Board currently consists of nine directors divided into three classes based upon when their terms expire. The terms of three directors (Class II) will expire at the 2013 Annual Meeting, the terms of three directors (Class III) will expire at the 2014 Annual Meeting, and the terms of three directors (Class I) will expire at the 2015 Annual Meeting. The regular term of each director expires at the third Annual Meeting following the Annual Meeting at which that director was elected, so that each director serves a three year term, although directors continue to serve until their successors are elected and qualified, unless the authorized number of directors has been decreased.

The nominees of the Board for election at the 2013 Annual Meeting to serve as Class II directors are George G.C. Parker, Robert A. Stine, and Daniel R. Tisch, all of whom are presently directors.

Nominations of persons for election to the Board by stockholders must be made pursuant to timely notice in writing to the Secretary of the Company pursuant to the Company’s Certificate of Incorporation. See “Stockholder Proposals for 2014 Annual Meeting” for additional information on the procedure for stockholder nominations.

Except as noted below, each proxy solicited by and on behalf of the Board will be voted “FOR” the election of the nominees named above (unless such authority is withheld as provided in the proxy) and one-third of the votes to which the stockholder is entitled will be cast for each of the nominees. All of the nominees of the Board have consented to being named in this proxy statement and to serve if elected. In the event any one or more of the nominees shall become unable to serve or refuse to serve as director (an event which is not anticipated), the proxy holders will vote for substitute nominees in their discretion. If one or more persons other than those named below as nominees for the 2013 Annual Meeting are nominated as candidates for director by persons other than the Board, the enclosed proxy may be voted in favor of any one or more of said nominees of the Board or substitute nominees and in such order of preference as the proxy holders may determine in their discretion.

Brokers do not have discretion to vote on this proposal without your instruction. Therefore, if you are a beneficial owner and you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE FOR ELECTION AS A DIRECTOR.

PROPOSAL 2

THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. Services provided to the Company and its subsidiaries by Ernst & Young LLP in fiscal years 2012 and 2011 are described under “Audit Fees” below. Additional information regarding the Audit Committee is provided in the Report of the Audit Committee below.

Representatives of Ernst & Young LLP are expected to be present at the 2013 Annual Meeting and will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions from stockholders.

Stockholder Ratification of the Appointment of Independent Registered Public Accountant.

We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. Although ratification is not required by our certificate of incorporation, bylaws or otherwise, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. In the event stockholders do not ratify the appointment of Ernst & Young LLP, the appointment may be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Independent Registered Public Accounting Firm

Ernst & Young LLP was selected by the Audit Committee to serve as the Company’s independent registered public accounting firm for the fiscal year 2013, and served in that capacity for the year ended December 31, 2012.

Audit Fees. The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2012 and for the reviews of the financial statements included in the Company’s Forms 10-Q for the year ended December 31, 2012 were $394,233. The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2011 and for the reviews of the financial statements included in the Company’s Forms 10-Q for the year ended December 31, 2011 were $400,666.

Audit-Related Fees. The aggregate fees billed for assurance and related services by Ernst & Young LLP that were reasonably related to the performance of the audit or review of the Company’s financial statements, including fees for the performance of audits and attest services not required by statute or regulations; audits of the Company’s employee benefit plans; due diligence activities related to investments; and accounting consultations about the application of generally accepted accounting principles to proposed transactions (collectively, the “Audit-Related Fees”), for the year ended December 31, 2012 were $34,995. The Audit-Related Fees billed by Ernst & Young LLP for the year ended December 31, 2011 were $36,291.

Tax Fees. The aggregate fees billed by Ernst & Young LLP for tax compliance, advice and planning services for the year ended December 31, 2012 were $81,601. The aggregate fees billed by Ernst & Young LLP for tax compliance, advice and planning services for the year ended December 31, 2011 were $141,601. All fees billed for both 2011 and 2012 were solely related to compliance and planning services for tax return preparation.

All Other Fees. Ernst & Young LLP did not bill for any services other than those listed above for the years ended December 31, 2012 or December 31, 2011.

The Audit Committee Charter requires that the Audit Committee pre-approve all services performed by the Company’s outside auditor. To fulfill this requirement, Ernst & Young LLP provides a proposal to the Audit Committee for all services it proposes to provide, and the Audit Committee then takes such action on the proposal as it deems advisable. During the years ending December 31, 2012 and 2011, 100% of the services provided by Ernst & Young LLP were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2013.

PROPOSAL 3

AMENDMENTS AND RESTATEMENT OF THE 1998 STOCK INCENTIVE PLAN

At the 2013 Annual Meeting, the stockholders of the Company will be asked to approve an amendment and restatement of the Company’s 1998 Stock Incentive Plan (the “Incentive Plan”) in order to (1) increase the maximum number of shares of Common Stock the Company may issue under the Incentive Plan by 800,000 shares, from 2,350,000 to 3,150,000 shares (“Amendment 3”), (2) extend the date through which awards may be granted under the Incentive Plan from January 25, 2013 to January 25, 2023, and the date that Common Shares can be issued pursuant to awards granted under the Incentive Plan from January 25, 2023 to January 25, 2033 and (3) make certain other ministerial changes to the Incentive Plan (the “2013 Restatement”). The Incentive Plan provides for the making of awards to employees, consultants and advisors of the Company. Awards under the plan are not restricted to any specific form or structure.

The purpose of the 2013 Restatement is to secure adequate shares to fund expected awards under the Company’s long-term equity-based compensation program. The Board believes that 800,000 shares, which is equivalent to 3.98% of our common shares outstanding, represent a reasonable amount of potential equity dilution and allows the Company to continue awarding long-term equity-based compensation, which is an important component of its overall compensation program. The Board intends that the 800,000 shares plus the remaining shares in the plan, will fund the Company’s equity compensation requirements for the next 8 to 10 years. When approving the 2013 Restatement, the Board considered the burn rate with respect to the equity awards granted by the Company and possible future stock compensation. The burn rate is equal to the total number of equity awards the Company granted in a fiscal year divided by the total common stock outstanding at the beginning of the year. The Company’s three-year average burn rate, at the time the Board approved the 2013 Restatement, was approximately 1.21%, which is below the median run-rate of 1.55% for S&P 1500 companies in fiscal year 2011 (source: Equilar 2012 Equity Trends Report). The Company will continue to monitor the Company’s equity use in the future years to ensure the company’s run-rate is maintained within competitive market norms.

A copy of the Incentive Plan, as amended and restated to reflect the 2013 Restatement, is attached as Appendix B to this Proxy Statement.

In order for the 2013 Restatement to take effect, it must be approved by the affirmative vote of the holders of a majority of the votes cast on this item. Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on equity compensation plan matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 3 if you want your broker to vote your shares on the matter (see “Record Date and Voting”).

The Board unanimously adopted the 2013 Restatement on December 12, 2012. The Company’s employee director has an interest in the amendment and restatement of the Incentive Plan because he is eligible for awards under the plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 1998 STOCK INCENTIVE PLAN.

Why You Should Vote for the Amendment and Restatement of the Incentive Plan. Specific features of the Incentive Plan that are consistent with good corporate governance practices include, but are not limited to:

•	options may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date; and

•

there can be no repricing of options or stock appreciation rights without stockholder approval, either by canceling the option as consideration for cash, issuing a replacement option or other stock award to the participant at a lower price or by reducing the exercise price of the option, other than in connection with a change in the Company’s capitalization;

Purpose of the Incentive Plan. The purpose of the Incentive Plan is to enable the Company and its subsidiaries to attract, retain and motivate their employees, consultants and advisors by providing for or increasing their proprietary interests in the Company. As described more fully in Compensation Discussion and Analysis, the Board believes equity incentives are an important part of its overall compensation policy because they align the interests of employees with those of the stockholders.

Eligibility. All employees of the Company and its subsidiaries are eligible to receive awards under the Incentive Plan. Awards can also be granted under the Incentive Plan to consultants and advisors of the Company and its subsidiaries, although to date no such awards have been granted.

Number of Shares Available Under the Plan. As of March 27, 2013, and prior to the requested increase, 257,459 shares remain available for issuance of future awards pursuant to the Incentive Plan. The aggregate number of shares that can be issued under the 2013 Restatement may not exceed 3,150,000 shares. Shares subject to awards under the Incentive Plan that lapse, expire, terminate or are canceled prior to issuance will again be available for issuance under the Incentive Plan. In addition, shares subject to awards under the Incentive Plan that are not issued upon the net settlement or net exercise of options or stock appreciation rights, and shares that are delivered to or retained by the Company to pay the exercise price or withholding taxes related to awards will be added back to the number of shares available for additional grants under the Incentive Plan. The number of shares that may be issued is subject to adjustment in the event of a stock split, reverse stock split, merger, and certain other significant events. The closing price of the Company’s Common Stock on the NYSE on March 27, 2013 was $30.22.

The following table sets forth the number of shares authorized for future issuance as of March 27, 2013 and after including the additional shares under 2013 Restatement, along with the equity dilution represented by the shares available for future awards as a percentage of the common shares outstanding.

Share Authorization – Incentive Plan

	Total Shares Available for Future Awards	Number of Shares Issuable Under Outstanding Unexercised Stock Options	Number of Shares Issuable Under Outstanding Unvested Restricted Stock	Maximum Number of Shares Issuable Under Outstanding Performance Shares and Milestone Shares	Total Shares Available for Future Awards Plus Outstanding Awards	Equity Dilution: Percent of Basic Common Shares Outstanding
Shares Authorized for future awards as of March 27, 2013	257,459	0	27,500	713,868	998,826	4.97%
Requested Increase to Shares Available in the Incentive Plan after 2013 Restatement	800,000				800,000	3.98%
Shares Authorized for Future Awards after Approval of the 2013 Restatement	1,057,459	0	27,500	713,868	1,798,826	8.95%

Types of Awards Granted Under the Plan. As described more fully in Compensation Discussion and Analysis, the Incentive Plan allows the Company to enter into any type of arrangement with any eligible grantee that involves or might involve the issuance of shares of Common Stock of the Company. To preserve flexibility, the Incentive Plan permits the grant of sales or bonuses of stock, restricted stock, restricted stock units, stock options, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an award may consist of one such security or benefit, or two or more of them in tandem or in the alternative. The types of securities that may be issued under the Incentive Plan are described below. Notwithstanding the foregoing, under the Incentive Plan, in no event shall any awards be granted to any one person in any one calendar year with respect to more than 500,000 common shares.

Stock Options. Stock options granted under the Incentive Plan awards may be either non-qualified stock options or incentive stock options under Section 422 of the Internal Revenue Code of 1986 (the “Code”). Only persons who are employees of the Company may be granted incentive stock options. The exercise price of any stock option granted may not be less than the fair market value of the shares on the date of grant, and any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company may not be granted an incentive stock option at an exercise price less than 110% of the fair market value of the stock on the date of grant. The Board or a committee of directors has the power to determine the terms of each option granted, including the expiration, vesting and exercise dates and whether the exercise price will be paid in cash, by tender of outstanding shares of Common Stock, by surrendering option rights with respect to existing unexercised stock options, by any combination of the foregoing or by any other means approved by the Board or the committee. The term of options may not be greater than 10 years (5 years for 10% stockholders), the options must not be transferable other than by the laws of descent and distribution, and they must be exercisable only by the holder during the life of the holder. If the aggregate fair market value of all shares of stock with respect to which incentive stock options granted to an individual first become exercisable during any calendar year exceeds $100,000, the options will not qualify as incentive options to the extent of the excess.

Stock Appreciation Rights. Stock appreciation rights (“SARs”) entitle the grantee exercising the SAR to receive payment in an amount equal to the difference between the fair market value of a share of stock on the date of exercise and the exercise price of the SAR multiplied by the number of shares as to which the SAR is exercised. The SAR can be settled in cash, shares of stock or a combination of both. It is also possible to grant SARs in tandem with stock options that are not eligible for the federal income tax treatment afforded incentive stock options (see “Certain Federal Income Tax Consequences of Options and Other Awards”) in order to provide the grantee with cash to pay the income taxes that are payable upon exercise of such an option.

Restricted Stock. Awards can be granted in the form of shares of stock which are restricted by agreements having terms and provisions determined by the Board or a committee thereof, which may include forfeiture provisions or restrictions on transferability that expire over time or upon the satisfaction of certain performance or other requirements. Grantees receiving restricted stock typically are entitled to dividends and voting rights on the shares prior to the lapsing of the restrictions. Restricted stock generally vests pursuant to the achievement of specific goals and objectives. No later than 30 days after a grantee receives the restricted stock, the grantee may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the grantee will not recognize any additional income. If the grantee forfeits the shares to the Company (e.g., upon the grantee’s termination prior to expiration of the restriction period), the grantee may not claim a deduction with respect to the income recognized as a result of the election.

Performance Shares. The Incentive Plan permits the Board or a committee of the Board to grant performance share awards involving the issuance of unrestricted shares of Common Stock based upon the appreciation in the market value, book value or other measure of value of the Common Stock, the performance of the Company based on earnings or cash flow and/or such other factors as the Board or the Committee may determine to be important to increasing stockholder value. Generally, the granting of performance shares is tied to the achievement of a rolling three-year cash flow metric.

Other Awards. Awards may be granted to employees under the Incentive Plan that do not fall clearly into the categories described above.

Administration. The Incentive Plan provides that it is to be administered by the Board or a committee, which must consist of two or more directors (the “Committee”). The 2013 Restatement gives the Board or the Committee broad authority to do all things necessary and desirable in connection with the administration of the Amended Incentive Plan, including, without limitation, the following: (a) adopt, amend and rescind rules and regulations relating to the Amended Incentive Plan; (b) determine which persons meet the eligibility requirements of the Amended Incentive Plan and to which of such eligible persons, if any, awards will be granted; (c) grant awards to eligible persons and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereof; (d) determine whether and the extent to which adjustments are required to be made under the Amended Incentive Plan and under outstanding awards in the event of events such as stock splits, reverse stock splits, stock dividends, other dividends or distributions (except cash dividends paid out of earned surplus) or a merger, recapitalization or certain other significant events; and (e) interpret and construe the Amended Incentive Plan and the terms and conditions of any award granted thereunder.

Section 162(m) of the Code. The Board continues to believe that it is in the best interests of the Company and its stockholders to continue to provide for an equity incentive plan under which stock-based compensation awards made to the Company’s executive officers can qualify for deductibility by the Company for federal income tax purposes. Accordingly, the Incentive Plan has been (and with the 2013 Restatement remains) structured in a manner such that awards under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m). However, there can be no guarantee that amounts payable under the Amended Incentive Plan will be treated as qualified “performance-based” compensation under Section 162(m). In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1 million paid in any one year to the Company’s Chief Executive Officer or any of the Company’s three other most highly compensated executive officers (other than the Company’s Chief Financial Officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s stockholders. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to awards of restricted stock, stock units, performance shares, performance units and other awards under the Incentive Plan, each of these aspects is discussed below, and stockholder approval of the Incentive Plan Amendment will be deemed to constitute re-approval of each of these aspects of the Incentive Plan for purposes of the approval requirements of Section 162(m).

Duration, Termination and Amendment of Plan. The current Incentive Plan provides that awards cannot be granted under the Plan after January 25, 2018, which is the expiration of ten years after the Second Amendment of the Incentive Plan was approved by stockholders in 2008. Under the current Incentive Plan, shares of Common Stock can be issued until January 25, 2028 pursuant to awards granted on or prior to January 25, 2018. If the proposed 2013 Restatement is approved, these dates will be extended to January 25, 2023 and January 25, 2033, respectively. The Board can amend or terminate the Incentive Plan at any time in any manner, but any such amendment is subject to the approval of the Company’s stockholder’s to the extent required by law or by any applicable listing standard of the NYSE. In addition, without approval of the stockholders of the Company, no amendment may: (a) materially increase the maximum number of shares of common stock for which awards may be granted under the Amended Incentive Plan; (b) reduce the exercise price of outstanding stock options and stock appreciation rights; (c) extend the term of the Amended Incentive Plan; or (d) change the class of persons eligible to be participants. Further, no such amendment or termination shall deprive the recipient of any award granted under the Amended Incentive Plan, without the consent of such recipient, of any of his or her right thereunder or with respect thereto.

Awards Granted Under the Incentive Plan. On March 27, 2013, (i) 741,368 shares were subject to unvested awards of restricted stock and performance share awards granted under the Incentive Plan; and (ii) 257,459 shares remained available to support additional awards of stock options and stock grant awards. The closing price of the common stock, as reported on the NYSE on March 27, 2013 was $30.22 per share.

Information about restricted stock and performance share awards granted in 2012 under the Incentive Plan to the Chief Executive Officer, Chief Financial Officer and the other most highly compensated executive officers can be found in the table under the heading “Grants of Plan-Based Awards in 2012” on page 38 of this Proxy Statement.

Additional information about the Incentive Plan and other plans pursuant to which awards in the form of shares of the Company’s common stock may be made to directors and employees in exchange for goods or services, including plans that were not required to be approved by stockholders but excluding plans assumed in mergers, is provided under “Equity Compensation Plans Information” on page 31 of this Proxy Statement.

No information can be provided with respect to options or awards that may be granted in the future under the Incentive Plan. Such awards are within the discretion of the Board and the Compensation Committee, and neither has determined future awards or who might receive them.

Performance-Based Compensation Under Section 162(m). The Board or Compensation Committee may establish performance criteria and levels of achievement versus such criteria that shall determine the number of shares of common stock to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on “Qualifying Performance Criteria” (as described below) or other standards of financial performance and/or personal performance evaluations. In addition, the Board or Compensation Committee may specify that an award or portion of an award is intended to satisfy the requirements for “performance-based” compensation under Section 162(m), provided that the performance criteria for any portion of an award that is intended by the Board or Compensation Committee to satisfy the requirements for “performance-based” compensation under Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria selected by the Board and specified at the time the award is granted.

Qualifying Performance Criteria will be any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or related company, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Board or Compensation Committee in the award: (i) internal rate of return; (ii) net cash flow (net cash from operations and cash used for capital investment); (iii) timing of the receipt of entitlements; (iv) number of units entitled; (v) number of acres absorbed; (vi) return on average common stockholders’ equity; (vii) return on average equity; (viii) return on tangible equity; (ix) total stockholder return; (x) stock price appreciation; (xi) earnings per diluted share of common stock; (xii) operating earnings (including earnings before transaction-related expense) per diluted share of common stock; (xiii) net operating earnings (including earnings less transaction-related expense) per diluted share of common stock; (xiv) return on average assets; and (xv) EBITDA. To the extent consistent with Section 162(m) of the Code, the Board or the Compensation Committee, as applicable, (A) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with standards established in Accounting Standards Codification 250 Accounting Changes, or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (B) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (1) asset write-downs, (2) litigation, claims, judgments or settlements, (3) the effect of changes in tax law or other such laws or provisions affecting reported results, (4) accruals for reorganization and restructuring programs and (5) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company.

Certain Federal Income Tax Consequences of Options and Other Awards. The following is a brief description of the federal income tax treatment that will generally apply to awards granted under the Incentive Plan based on federal income tax laws in effect on the date of this Proxy Statement. The exact federal income tax treatment of awards will depend on the specific nature of the award. This summary does not constitute tax advice, is not intended to be exhaustive and, among other things, does not describe any state, local or foreign tax consequences.

Incentive Stock Options. An employee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. However, the excess of the fair market value of the shares acquired over the option price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received upon exercise of the incentive stock option for at least two years following the date the option was granted one year following the exercise of the option, the optionee will normally recognize a long term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. However, if an optionee disposes of the shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares, upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition of the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such case, the Company will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee’s income as compensation. The optionee’s basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Non-Qualified Stock Options. Although the grant of non-qualified stock options under the Incentive Plan results in no taxable income to the optionee or deduction to the Company, when the optionee exercises the option, he or she will be taxed at ordinary income rates on the excess of the fair market value of the stock received over the option exercise price and, subject to the applicable provisions of the Code, the Company will generally be entitled to a tax deduction in the same amount. The amount paid by the optionee on exercise plus the amount included in an optionee’s income as a result of the exercise of a non-qualified stock option will be treated as his or her basis in the shares acquired, and any gain or loss on the subsequent sale of the shares will be treated as long-term or short-term capital gain or loss, as the case may be.

Stock Appreciation Rights. The grant of a SAR is generally not a taxable event for the grantee. Upon exercise of the SAR, the grantee will recognize ordinary income in an amount equal to the amount of cash received upon such exercise, and the Company will generally be entitled to a deduction equal to the same amount.

Restricted Stock. There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock generally will recognize ordinary income in an amount equal to the fair market value of the shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code (including Section 162(m)).

Performance Shares. A participant will generally recognize no income upon the grant of a performance share. Upon the settlement of such award, participants normally will recognize ordinary income in the year of receipt in an amount equal to the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code (including Section 162(m)).

Other Awards. Awards may be granted to employees under the Incentive Plan that do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon their specific terms.

Excess Parachute Payments. The terms of the agreements pursuant to which awards are made under the Incentive Plan may provide for accelerated vesting or payment of an award in connection with a change in ownership or control of the Company. All of the options, performance shares and restricted shares granted to date include such provisions. In that event and depending upon the individual circumstances of the recipient employee, certain amounts with respect to such awards may constitute “excess parachute payments” under the golden parachute provisions of the Internal Revenue Code. Pursuant to those provisions, an employee will be subject to a 20% excise tax on any “excess parachute payment.”

Section 409A. It is the intention of the Company that awards will comply with Section 409A of the Code regarding nonqualified deferred compensation arrangements or will satisfy the conditions of applicable exemptions. However, if an award is subject to and fails to comply with the requirements of Section 409A, the participant may recognize ordinary income on the amounts deferred under the award, to the extent vested, prior to the time when the compensation is received. In addition, Section 409A imposes a 20% penalty tax, as well as interest, on the participant with respect to such amounts.

Withholding Taxes. The Company will generally be required to withhold applicable taxes with respect to any ordinary income recognized by a grantee in connection with awards under the Incentive Plan.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 1998 STOCK INCENTIVE PLAN.

PROPOSAL 4

AMENDMENT AND RESTATEMENT OF THE NON-EMPLOYEE DIRECTOR STOCK INVENTIVE PLAN

At the 2013 Annual Meeting, the stockholders of the Company will also be asked to vote upon the approval of and amendment and restatement of the Company’s Non-Employee Director Stock Incentive Plan (the “Director Plan”) in order to in order to (1) increase the maximum number of shares of Common Stock the Company may issue under the Incentive Plan by 200,000 shares, from 200,000 to 400,000 shares, (2) extend the date through which awards may be granted under the Director Plan from December 31, 2012 to December 31, 2022, and the date that Common Shares can be issued under the Director Plan from December 31, 2022 to December 31, 2032, and (3) make certain other ministerial changes to the Incentive Plan (the “Director Plan Amendments”).

The purpose of the Director Plan Amendments is to secure adequate shares to fund expected awards under the Company’s director compensation program. The Board believes that 200,000 shares, which is equivalent to approximately 1% of our common shares outstanding, represent a reasonable amount of potential equity dilution and allows the Company to continue awarding equity-based compensation, which is an important component of its overall director compensation program. The Board intends that the 200,000 shares will fund the Company’s director compensation requirements for the next 9 years. The purpose of the Director Plan is to attract, retain and motivate directors who are not full-time employees by providing for or increasing their proprietary interests in the Company.

The Board unanimously adopted the Director Plan Amendments on December 12, 2012. A copy of the Director Plan, as amended and restated to reflect the Director Plan Amendments, is attached as Appendix C to this Proxy Statement. The Company’s non-employee directors have an interest in the Director Plan Amendments because they are eligible for awards under the Director Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE DIRECTOR PLAN AMENDMENTS

Purpose. The purpose of the Director Plan is to attract, retain and motivate directors who are not full-time employees by providing for or increasing their proprietary interests in the Company. As described more fully in Compensation Discussion and Analysis, the Board believes equity incentives are an important part of its overall compensation policy because they align the interests of directors with those of the stockholders.

Eligibility. All of the Company’s directors who are not employees of the Company or any of its wholly-owned or majority owned subsidiaries on a full-time basis are eligible to receive grants under the Director Plan, except that directors who are temporarily employees of the Company or a subsidiary on a full-time basis are also eligible to receive awards under the Director Plan.

Number of Shares Available Under the Plan. The number of shares available for awards under the Director Plan after giving effect to the Director Plan Amendments is 400,000. Shares subject to awards under the Director Plan that lapse, expire, terminate or are canceled prior to issuance will again be available for issuance under the Director Plan. In addition, shares subject to awards under the Director Plan that are not issued upon the net settlement or net exercise of options or stock appreciation rights, and shares that are delivered to or retained by the Company to pay the exercise price or withholding taxes related to awards , will be added back to the number of shares available for additional grants under the Director Plan. The number of shares that may be issued is subject to adjustment in the event of a stock split, reverse stock split, merger, and certain other significant events. The closing price of the Company’s Common Stock on the NYSE on March 27, 2013 was $30.22.

The total shares available for future awards are 36,500 at March 27, 2013. There are currently no options outstanding our shares issuable under restricted stock grants outstanding. The requested increase to shares available in the Director Plan after amendments of 200,000 will increase shares authorized for future awards to 236,500.

Types of Awards To Be Granted Under the Plan. As described more fully in Compensation Discussion and Analysis, the Director Plan allows the Company to enter into any type of arrangement with a non-employee director that involves or might involve the issuance of shares of Common Stock of the Company. To preserve flexibility, the Director Plan permits the grant of sales or bonuses of stock, restricted stock, restricted stock units, stock options, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an award may consist of one such security or benefit, or two or more of them in tandem or in the alternative. For a description of the types of securities that may be issued under the Director Plan, see “Approval of Amendments to 1998 Stock Incentive Plan – Description of the Plan – Types of Awards To Be Granted Under the Plan.”

Administration. The Director Plan provides that it is to be administered by the Board or a committee of two or more directors (the “Committee”). The Director Plan gives the Board or the Committee broad authority to determine the non-employee directors to whom awards will be granted and the terms and conditions of such awards. The Board or the Committee also has the power to adopt, amend and rescind rules and regulations relating to the Director Plan and to determine whether and the extent to which adjustments are required to be made under the Director Plan and under outstanding awards in the event of events such as stock splits, reverse stock splits, stock dividends, other dividends or distributions (except cash dividends paid out of earned surplus) or a merger, recapitalization or certain other significant events.

No Repricing. There can be no repricing of options or stock appreciation rights without stockholder approval, either by canceling the option or stock appreciation right as consideration for cash, issuing a replacement option, stock appreciation right or other stock award to the participant at a lower price or by reducing the exercise price of the option or stock appreciation right, other than in connection with a change in the Company’s capitalization.

Duration, Termination and Amendment of Plan. If the Director Plan Amendments are approved by the stockholders, awards could be granted under the Director Plan through December 31, 2022 and shares could be issued under the Plan through December 31, 2032. The Board may amend, alter or terminate the Director Plan at any time in and any manner, but any such amendment is subject to the approval of the Company’s stockholder’s to the extent required by law or by any applicable listing standard of the NYSE. In addition, without approval of the stockholders of the Company, no amendment may: (a) materially increase the maximum number of shares of common stock for which awards may be granted under the Amended Director Plan; (b) reduce the exercise price of outstanding stock options and stock appreciation rights; (c) extend the term of the Director Plan; or (d) change the class of persons eligible to be participants. Further, no such amendment or termination shall deprive the recipient of any award granted under the Director Plan, without the consent of such recipient, of any of his or her right thereunder or with respect thereto.

Awards Granted Under the Director Plan. The primary form of equity compensation awarded under the Director Plan consists of stock granted on a quarterly basis, in arrears, to compensate Directors for their annual retainer and committee chairmanships. These granted shares vest immediately. The Board has the power to amend or terminate the director compensation program described above at any time without stockholder approval.

Certain Federal Income Tax Consequences of Options and Other Awards. The federal income tax treatment of awards granted under the Director Plan will be the same as described under “Approval of Amendments to the 1998 Stock Incentive Plan – Certain Federal Income Tax Consequences of Options and Other Awards.”

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE NON-EMPLOYEE DIRECTOR STOCK INVENTIVE PLAN

THE BOARD OF DIRECTORS

Consideration of Director Nominees

The Board believes the Board, as a whole, should possess the requisite combination of skills, professional experience, and diversity of backgrounds to oversee the Company’s business. The Board also believes that there are certain attributes each individual director should possess, as reflected in the Board’s membership criteria. Accordingly, the Board and the Nominating and Corporate Governance Committee (the “Nominating Committee”) consider the qualifications of directors and director candidates individually as well as in the broader context of the Board’s overall composition and the Company’s current and future needs.

The Nominating Committee is responsible for selecting nominees for election to the Board. In considering candidates for the Board, the Nominating Committee evaluates the entirety of each candidate’s credentials, attributes, and other factors (as described in greater detail in the Company’s Corporate Governance Guidelines), but does not have any specific minimum qualifications that must be met by a nominee. However, the Nominating Committee seeks as directors individuals with substantial management experience who possess the highest personal values, judgment and integrity, an understanding of the environment in which the Company does business and diverse experience with the key business, financial and other challenges that the Company faces. In addition, in considering the nomination of existing directors, the Nominating Committee takes into consideration (i) each director’s contribution to the Board; (ii) any material change in the director’s employment or responsibilities with any other organization; (iii) the director’s ability to attend meetings and fully participate in the activities of the Board and the committees of the Board on which the director serves; (iv) whether the director has developed any relationships with the Company or another organization, or other circumstances that may have arisen, that might make it inappropriate for the director to continue serving on the Board; and (v) the director’s age and length of service on the Board.

Because the Nominating Committee recognizes that a diversity of viewpoints and practical experiences can enhance the effectiveness of the Board, as part of its evaluation of each candidate, the Nominating Committee takes into account how each candidate’s background, experience, qualifications, attributes and skills may complement, supplement or duplicate those of other prospective candidates. The Nominating Committee reviews its effectiveness in balancing these considerations when assessing the composition of the Board, which as discussed below is one of the committee’s responsibilities.

Based on the parameters described above, the Board has determined that the directors standing for reelection and the remaining members of the Board have the qualifications, experience, and attributes appropriate for a director of the Company. As reflected below, each director has a varied background in the real estate industry, finance, and/or agriculture. These are all areas that are integral to the strategy, operations and successful oversight of the Company.

Board Composition and Leadership Structure

The Board is grouped into three classes: (1) Class I Directors, whose terms will expire at the 2015 Annual Meeting, (2) Class II Directors, whose terms will expire at the 2013 Annual Meeting, and (3) Class III Directors, whose terms will expire at the 2014 Annual Meeting. The Board currently consists of nine directors. The Board’s leadership is structured so that there is a separate Chairman of the Board and Chief Executive Officer. The Chairman of the Board is also an independent director. The Board believes that this structure is appropriate for our Company and our shareholders at this time because it provides an additional layer of oversight to management and management’s activities and allows the Board to act independent of management.

Director Qualifications and Biographical Information

The Nominating Committee considered the character, experience, qualifications and skills of each director, including the current director nominees, when determining whether each should serve as a director of the Company. In keeping with its stated criteria for director nominees described in the section entitled “Consideration of Director Nominees” above, the Nominating Committee determined that each director, including the current director nominees, has substantial management experience, exhibits the highest personal values, judgment and integrity, and possesses an understanding of the environment in which the Company does business and diverse experience with the key business, financial and other challenges that the Company faces. Each director is or has been a leader in their respective field and brings diverse talents and perspectives to the Board. The Nominating Committee also considered the experience and qualifications outlined below in the biographical information for each director, including each director nominee, as well as other public company board service.

The Nominating Committee noted the following particular attributes and qualities it considers when evaluating director nominees. The Nominating Committee believes that nominees with business and strategic management experience gained from service as a chief executive officer or similar position is a critical leadership component to Board service. The Nominating Committee also seeks nominees with backgrounds in finance, banking, economics, and the securities and financial markets, in order to have directors who can assess and evaluate the Company’s financial and competitive position. The Nominating Committee emphasizes familiarity with the real estate and agricultural industries, and considers customer perspectives to be important when evaluating director nominees. Although the directors listed below each possess a number of these attributes, the Nominating Committee considered the specific areas noted below for each director when determining which of the director’s qualifications best suited the needs of the Company and qualify them to serve as a director of the Company.

The following table sets forth information regarding the nominees for Class II Directors and also regarding the Class I Directors and the Class III Directors.

Nominees for Class II Directors Whose Terms Expire in 2013 and Principal Occupation, Employment, or Directorships	First Became Director	Age
George G.C. Parker	1999	74

Mr. Parker is a Dean Witter Distinguished Professor of Finance, Graduate School of Business, Stanford University. Mr. Parker has served in this position from 1973 to the present. Mr. Parker has served as a director of Threshold Pharmaceuticals since 2002, as a director of iShares Mutual Fund since 1996, as a director of Colony Financial, Inc. since 2009, and as a director of First Republic Bank since 2010. Mr. Parker also formerly served as a director of Netgear Inc. from 2006 through 2011 and Continental Airlines from 1996 until 2009. Mr. Parker received a B.A. from Haverford College and an M.B.A. and Ph.D. from Stanford University. Our Board believes Mr. Parker’s finance background and perspective from serving on various other boards of directors makes him qualified to serve as a director.

Robert A. Stine	1996	66

Mr. Stine has been employed as the President and Chief Executive Officer of Tejon Ranch Co. since May 1996. Mr. Stine has served as a director of Pacific Western Bancorp since 1996 and as a director of Valley Republic Bank since 2008. Mr. Stine also formerly served as a director of The Bakersfield Californian from 1999 until 2009. Mr. Stine received a B.S. from St. Lawrence University and a M.B.A. from the Wharton School of Business, University of Pennsylvania. Our Board believes Mr. Stine’s extensive real estate development background and his strategic and operational insight from managing the Company make him qualified to serve as a director.

Daniel Tisch	2012	62

Mr. Tisch has been the managing member of Towerview LLC, an investment fund of the Tisch Family, since 2001. Since January 2012, Mr. Tisch has also served as a director of Vornado Realty Trust. Mr. Tisch graduated from Brown University and has over 39 years of investing experience. Mr. Tisch worked for major Wall Street firms from 1973-1989 and since then has been managing investment partnerships. Our Board believes that Mr. Tisch’s investment industry background and his experience in capital raising and risk management make him well qualified to serve as a Director on our Board.

Class III Directors Whose Terms Expire in 2014 and Principal Occupation, Employment, or Directorships	First Became Director	Age
John L. Goolsby	1999	71

Mr. Goolsby served as President and Chief Executive Officer of Howard Hughes Corporation from 1988 until his retirement in 1998. Howard Hughes Corporation was a real estate investment and development company that successfully developed several large scale real estate projects in Nevada and California, the largest being the Summerlin community in Las Vegas, Nevada. Mr. Goolsby currently serves as a director of Thomas Properties Group Inc. and has done so since 2006. Mr. Goolsby formerly served as a director of America West Airlines from 1994 until 2005 and Sierra Pacific Corporation and its predecessor, Nevada Power Company, from 1989 until 2001. He served as a Trustee of The Donald W. Reynolds Foundation from 1994 until 2005. Mr. Goolsby received a B.B.A. from the University of Texas at Arlington and is a certified public accountant. Our Board believes Mr. Goolsby’s extensive real estate experience and his experience as a chief executive officer of a major real estate land and development company make him well qualified to serve as director.

Norman Metcalfe	1998	70

Mr. Metcalfe has an extensive history and background in real estate development and homebuilding. He previously was Vice Chairman and Chief Financial Officer of The Irvine Company, one of the nation’s largest real estate and community development companies. Mr. Metcalfe retired from the Irvine Company in 1998. Prior to the Irvine Company, Mr. Metcalfe spent over 20 years in various real estate, corporate finance and investment positions with the Kaufman and Broad/SunAmerica family of companies. These positions included President and Chief Investment Officer of SunAmerica Investments and Chief Financial Officer of Kaufman and Broad Home Corporation (currently known as KB Homes). Mr. Metcalfe is currently a director of The Ryland Group, having served since 2000, and previously served as a director of Building Materials Holding Corp from 2005 until 2009. Mr. Metcalfe received a B.S. and a M.B.A. from the University of Washington. Our Board believes Mr. Metcalfe’s extensive financial experience, understanding of capital structure within the real estate industry, and experience in publicly held companies make him very qualified to serve as a director.

Kent G. Snyder	1998	76

Mr. Snyder is an attorney who has been practicing law for over 46 years with a specialty in real estate transactions. Mr. Snyder currently practices in his own law firm and has been doing so for more than the last five years. Mr. Snyder has served as a director and chairman of the board of Independence Bank from 2004 to the present, served as a director of Pacific Premier Bancorp and Pacific Premier Bank from November 2000 until March 2007 and served as a director and chairman of the board of First Fidelity Investment & Loan from 1984 until 2002, when the Bank was sold. Mr. Snyder received a B.S. in Business Administration from UCLA and received his J.D. (with honors) from UCLA. Our Board believes Mr. Snyder’s vast experience in real estate law and real estate transactions as well as his extensive participation in banking make him very qualified to serve as a director.

Class I Directors Whose Terms Expire in 2015 and Principal Occupation, Employment, or Directorships	First Became Director	Age
Geoffrey L. Stack	1998	69

Mr. Stack has been the managing director of the Sares-Regis Group, a commercial and residential real estate development and management firm, since 1993. Mr. Stack is responsible for all residential operations of Sares-Regis including development, acquisitions, finance, and management activities. Mr. Stack graduated from Georgetown University and received a M.B.A. in Real Estate Finance at the Wharton School, University of Pennsylvania. Our Board believes Mr. Stack’s real estate development experience and his experience as the managing director of a real estate company make him well qualified to serve as a director.

Michael H. Winer	2001	57

Mr. Winer has been employed by Third Avenue Management LLC (or its predecessor) since May 1994. He is a senior member of the investment team and a member of the firm’s Management Committee. Mr. Winer has managed the Third Avenue Real Estate Value Fund since its inception in September 1998. Mr. Winer has served as a director of Newhall Holding Company LLC since 2008 and as a director of 26900 Newport Inc. since 1998. He retired as a director of Real Mortgage Systems in November 2009. Mr. Winer received a B.S. degree in accounting from San Diego State University and was formerly a certified public accountant in California. Our Board believes that Mr. Winer’s investment industry background and specifically his experience with real estate investing make him very qualified to serve as a director on our Board.

Anthony L. Leggio	2012	61

Mr. Leggio has been President of Bolthouse Properties, LLC, a commercial and residential real estate development firm, since January 2006. Prior to serving at Bolthouse Properties, LLC, Mr. Leggio served as Vice President and General Counsel of Wm Bolthouse Farms from July 2001 until December 2005. Previously, Mr. Leggio was Managing Partner of the law firm of Clifford and Brown for nearly 25 years. Mr. Leggio has served as a director of Valley Republic Bank since 2008, Three Way Chevrolet Company since 2000, H.F. Cox Trucking since 1993, Mark Christopher Chevrolet since 2001, and W.B. Camp Companies since 2009. Mr. Leggio received his B.S. degree from University of the Pacific and his J.D. from University of the Pacific, McGeorge School of Law. Our Board believes Mr. Leggio’s real estate development and agricultural experience, his tenure as CEO of a real estate development company and his legal experience make him well qualified to serve as a director.

None of the corporations or organizations described above are subsidiaries, or other affiliates, of the Company. There are no family relationships among any directors or executive officers of the Company.

Corporate Governance Matters

The Board has determined that all directors, except Mr. Stine, are “independent,” as that term is defined in the listing standards of the New York Stock Exchange (the “NYSE”). In addition to the definition of “independent” as set forth in the listing standards of the NYSE, the Board has adopted categorical criteria used to determine whether a director is independent (the Company’s “Independence Standards”), and the Board has determined that all directors, except Mr. Stine, are “independent” under the Independence Standards. These Independence Standards are set forth in Attachment A to the Company’s Corporate Governance Guidelines (the “Corporate Governance Guidelines”), and a copy of the Independence Standards are attached as Appendix A to this Proxy Statement. Thus, the Board determined that the following directors are independent: George G.C. Parker, Daniel Tisch, John L. Goolsby, Norman Metcalfe, Kent G. Snyder, Geoffrey L. Stack, Michael H. Winer and Anthony L. Leggio. The Board also previously determined that Barbara Grimm-Marshall (who served on the Board until March 2012) was an independent director

Also, in making its independence determinations, the Board reviewed additional information provided by the directors and the Company with regard to any business or personal activities or associations as they may relate to the Company and the Company’s management. The Board considered the transactions in the context of the NYSE’s objective listing standards, the Independence Standards and, for directors serving on committees, the additional standards established for members of audit committees, and the Securities and Exchange Commission (the “SEC”) and U.S. Internal Revenue Code standards for compensation committee members. Based on all of the foregoing, the Board made a subjective determination as required by NYSE rules that, because of the nature of the transaction, the director’s relationship with the entity and/or the amount involved, no relationships exist that, in the opinion of the Board, would impair the director’s independence.

The Board’s independence determinations included a review of business dealings at companies where the directors serve as directors or outside consultants, all of which were ordinary course business transactions. The Board also performs a review of the Company’s charitable contributions to any organization where a director serves as an executive officer and found no contributions in excess of guidelines.

The independent directors of the Board meet regularly in executive sessions outside the presence of management. As Chairman of the Board, Mr. Snyder presides over these executive sessions.

During 2012, there were four meetings of the Board. During 2012 all directors attended 75% or more of the aggregate total of such meetings of the Board and committees of the Board on which they served.

The Company’s policy is that all directors are expected to attend every annual stockholders meeting in person. All directors, with the exception of one, attended the 2012 Annual Meeting of the Company.

Committees of the Board

Standing committees of the Board include the Executive, Audit, Compensation, Investment Policy, Real Estate, and Nominating and Corporate Governance Committees. The current members of the standing committees are set forth below:

	Executive Committee	Audit Committee	Compensation Committee	Real Estate Committee	Nominating and Corporate Governance Committee	Investment Policy Committee
John L. Goolsby		X	X	X (Chair)
Anthony L. Leggio		X
Norman Metcalfe			X	X	X (Chair)
George G.C. Parker		X (Chair)			X
Kent G. Snyder	X (Chair)			X	X
Geoffrey L. Stack	X	X	X (Chair)	X
Robert A. Stine	X			X
Daniel Tisch				X
Michael H. Winer	X		X	X	X	X

During 2012, there were no meetings of the Executive Committee, six of the Audit Committee, four of the Compensation Committee, two of the Real Estate Committee, two of the Nominating Committee, and no meetings of the Investment Policy Committee. The major functions of each of these committees, including their role in oversight of risks that could affect the Company, are described briefly below.

The Executive Committee

Except for certain powers that, under Delaware law, may be exercised only by the full Board, or which, under the rules of the Securities and Exchange Commission (the “SEC”) or the NYSE, may only be exercised by committees composed solely of independent directors, the Executive Committee may exercise all powers and authority of the Board in the management of the business and affairs of the Company. Messrs. Snyder, Stack, Stine, and Winer are members of the Executive Committee. Mr. Snyder is the Chairman of the Executive Committee.

The Audit Committee

The Audit Committee represents and assists the Board in fulfilling the Board’s oversight responsibility relating to (i) the accounting, reporting, and financial practices of the Company and its subsidiaries, including the integrity of the Company’s financial statements; (ii) the surveillance of administration and financial controls and the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of the company’s internal audit function and the Company’s independent auditor. In addition, the Audit Committee is directly responsible for the retention of the independent auditor and approves all audit and non-audit services the independent auditor performs. The Audit Committee reports regularly to the full Board with respect to its activities. The Audit Committee is governed by a written charter adopted and approved by the Board. Mr. Parker is the Chairman of the Audit Committee, and Messrs. Goolsby, Leggio, and Stack are members of the Audit Committee. The Board has determined that each member of the Audit Committee is independent under the listing standards of the NYSE and under the Company’s Independence Standards, and that each member of the Audit Committee is financially literate and meets the requirements for Audit Committee Membership set forth in Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has further found that Mr. Parker qualifies as an “audit committee financial expert” for the purposes of Item 407(d)(5) of Regulation S-K, and has “accounting or related financial management expertise” as described in the listing standards of the NYSE. The Audit Committee’s charter is available on the Company’s web site, www.tejonranch.com, in the Corporate Governance section of the Investor Relations webpage, and is available in print form upon request to the Corporate Secretary, P.O. Box 1000, Lebec, California 93243.

The Compensation Committee

The Compensation Committee reviews and either adjusts or recommends to the Board appropriate adjustments to the Company’s overall compensation structure, the compensation arrangements for executive officers, and director compensation, and evaluates the performance of executive officers. The Compensation Committee is governed by a written charter adopted and approved by the Board. The Compensation Committee’s charter is available on the Company’s web site, www.tejonranch.com, in the Corporate Governance section of the Investor Relations webpage, and is available in print form upon request to the Corporate Secretary, P.O. Box 1000, Lebec, California 93243. The Compensation Committee is authorized to delegate to a subcommittee consisting of not less than two members of the Compensation Committee the responsibility to review specific issues, meet with management on behalf of the committee regarding such issues, and prepare recommendations or reports or review by the committee. Mr. Stack is the Chairman of the Compensation Committee, and Messrs. Goolsby, Metcalfe, and Winer are members of the Compensation Committee. The Board has determined that each member of the Compensation Committee is independent under the listing standards of the NYSE and under the Company’s Independence Standards.

The CEO does not participate in the Compensation Committee’s deliberations with regard to his own compensation. At the Compensation Committee’s request, the CEO reviews with the Compensation Committee the performance of the other executive officers, but no other executive officer has any input in executive compensation decisions. The Compensation Committee gives substantial weight to the CEO’s evaluations and recommendations because he is particularly able to assess the other executive officers’ performance and contributions to the Company.

During 2012, the Compensation Committee engaged Poe Consulting to assist in the review of Director compensation. During 2011, the Compensation Committee did not engage any external consulting firms. In 2010 the Compensation Committee engaged Mezrah Consulting as an outside compensation consultant, to assist the Compensation Committee in evaluating near-term stock grant compensation. Poe Consulting and Mezrah Consulting did not provide any other services to the Company in 2012. The decisions to engage these outside compensation consultants were not recommended by management. Poe Consulting completed it engagement during 2012 and its fees in 2012 were $15,500. Mezrah Consulting completed its engagement for the Compensation Committee during 2010. The Compensation Committee approved the services; the outside compensation consultant’s fees in 2010 were $45,000. The Compensation Committee has reviewed an assessment of any potential conflicts of interest raised by Poe Consulting’s work for the Compensation Committee, which assessment considered the following six factors: (i) the provision of other services to the Company by Poe Consulting; (ii) the amount of fees received from the Company by Poe Consulting, as a percentage of Poe Consulting’s total revenue; (iii) the policies and procedures of Poe Consulting that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the Poe Consulting consultant with a member of the Compensation Committee; (v) any Company stock owned by the Poe Consulting consultants; and (vi) any business or personal relationship of the Poe Consulting consultant or Poe Consulting with any of the Company’s executive officers, and concluded that there are no such conflicts of interest.

The Real Estate Committee

The Real Estate Committee reviews all significant activities and issues related to the Company’s real estate assets and opportunities. It receives and considers the analyses of the Company’s real estate staff and provides management with oversight, guidance and strategic input on major decision points. It reviews and either approves or recommends to the Board appropriate action on significant proposed real estate transactions, development pro formas and budgets, and action plans. The Real Estate Committee also evaluates risk as it relates to real estate plans, activities, and transactions. It reports regularly to the full Board with respect to its meetings. Mr. Goolsby is the Chairman of the Real Estate Committee, and Messrs. Metcalfe, Snyder, Stack, Stine, Tisch, and Winer are members of the Real Estate Committee. The Real Estate Committee’s charter is available on the Company’s web site, www.tejonranch.com, in the Corporate Governance section of the Investor Relations webpage, and is available in print form upon request to the Corporate Secretary, P.O. Box 1000, Lebec, California 93243.

Investment Policy Committee

The Investment Policy Committee reviews policies and activities related to the investment of the Company’s cash assets and works in coordination with the Real Estate Committee. It receives and reviews policy and data regarding marketable security investments and recommends approval of the Company’s investment security policy to the Board. Currently, this committee consists of Mr. Winer. Committee memberships are reviewed each year after the annual meeting and it is expected that members will be added to the Investment Policy Committee after the 2013 Annual Meeting.

The Nominating and Corporate Governance Committee

The Nominating Committee is charged with assessing existing directors to determine whether to recommend them for reelection to the Board, identifying and recruiting potential new directors, establishing a procedure for consideration of candidates for director positions recommended by stockholders, and recommending candidates to be nominated by the Board or elected by the Board as necessary to fill vacancies and newly created directorships. It also reviews and makes recommendations to the Board respecting the structure, composition and functioning of the Board and its committees, and it evaluates the Corporate Governance Guidelines and the Board’s performance. Mr. Metcalfe is the Chairman of the Nominating Committee, and Messrs. Parker, Snyder and Winer are members of the Nominating Committee.

The Board has determined that each member of the Nominating Committee is independent under the listing standards of the NYSE and under the Company’s Independence Standards. The Nominating Committee is governed by a written charter adopted and approved by the Board. The Nominating Committee’s charter is available on the Company’s web site, www.tejonranch.com, in the Corporate Governance section of the Investor Relations webpage, and is available in print form upon request to the Corporate Secretary, P.O. Box 1000, Lebec, California 93243.

The Nominating Committee is pleased to consider any properly submitted recommendations of director candidates from stockholders. Stockholders may recommend a candidate for consideration by the Nominating Committee by sending written notice addressed to the Nominating and Corporate Governance Committee Chair, c/o Corporate Secretary, P.O. Box 1000, Lebec, California 93243. The Nominating Committee does not evaluate candidates differently based on who has made the recommendation. Stockholders may also nominate persons for election to the Board by providing timely notice in writing to the Secretary of the Company pursuant to the procedures set forth in the Company’s Certificate of Incorporation. See “Stockholder Proposals for 2014 Annual Meeting” for additional information on the procedure for stockholder nominations.

The Nominating Committee has the authority under its charter to hire and pay a fee to outside counsel, experts or other advisors to assist in the process of identifying and evaluating candidates. No such outside advisors have been used to date and, accordingly, no fees have been paid to such advisors.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

The Board has adopted a Code of Business Conduct and Ethics, which is applicable to all directors, officers and employees. It also has adopted Corporate Governance Guidelines to guide its own operations. Both documents (including Attachment A to the Corporate Governance Guidelines, which constitutes the Company’s Independence Standards) are available on the Company web site, www.tejonranch.com, in the Corporate Governance section of the Investor Relations webpage, and are available in print form upon request to the Corporate Secretary, P.O. Box 1000, Lebec, California 93243.

Succession Planning

The Board, with the assistance of the Compensation Committee, oversees succession plans for the Chief Executive Officer and other senior executive officers. These plans relate both to succession in emergency situations and longer-term succession. As set forth in the Corporate Governance Guidelines and Compensation Committee Charter, the Compensation Committee reviews the Company’s succession planning for senior executive officers at least annually. The Chief Executive Officer also provides the Board with input regarding these matters.

Board’s Role in Risk Oversight

The full Board oversees the Company’s risk management process. The Board oversees a Company-wide approach to risk management, designed to enhance stockholder value, support the achievement of strategic objectives and improve long-term organizational performance. The full Board determines the appropriate level of risk for the Company generally, assesses the specific risks faced by the Company and reviews the steps taken by management to manage those risks. The full Board’s involvement in setting the Company’s business strategy facilitates these assessments and reviews, culminating in the development of a strategic plan that reflects both the Board’s and management’s consensus as to appropriate levels of risk and the appropriate measures to manage those risks. The full Board assesses risk throughout the enterprise, focusing on risks arising out of various aspects of the Company’s strategic plan and the implementation of that plan, including financial, legal/compliance, operational/strategic and compensation risks. In addition to discussing risk with the full Board, the independent directors discuss risk management during executive sessions without management present.

While the full Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, the Audit Committee focuses on financial risk, including internal controls, and discusses the Company’s risk profile with the Company’s internal auditors. The Audit Committee also reviews potential violations of the Company’s Code of Ethics and related corporate policies. The Compensation Committee periodically reviews compensation practices and policies to determine whether they encourage excessive risk taking. Finally, the Nominating Committee manages risks associated with the independence of directors and Board nominees. Pursuant to the Board’s instruction, management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks being conducted as needed or as requested by the Board and its committees.

The Compensation Committee has also reviewed the design and operation of the Company’s compensation structures and policies as they pertain to risk and has determined that the Company’s compensation programs do not create or encourage the taking of risks that are reasonably likely to have a material adverse effect on the Company.

COMPENSATION DISCUSSION & ANALYSIS

Executive Summary. The Compensation Discussion and Analysis discusses and analyzes Tejon’s executive compensation program and the amounts shown in the executive compensation tables for our named executive officers. Our named executive officers for fiscal 2012 were: Robert A. Stine, Chief Executive Officer; Allen E. Lyda, Chief Financial Officer; Joe Drew, Senior Vice President, Real Estate; Kathleen Perkinson, Senior Vice President, Natural Resources and Stewardship; Dennis Atkinson, Senior Vice President, Agriculture; and Gregory Tobias Vice President, General Counsel. Ms. Perkinson resigned as Senior Vice President, Natural Resources and Stewardship effective February 28, 2013.

2012 – Year in Review

The Company’s financial performance during 2012 was comparable to 2011, with the exception of a one time conservation easement sale for $15,750,000. For 2012, we had net income attributable to common stockholders of $4,441,000, which was a decline when compared to 2011 due to the conservation easement sale. The decline in 2012 revenues due to the 2011 conservation easement sale was partially offset by improved oil royalties and farming revenues. Oil royalties improved due to higher prices and production and farming revenues improved due to higher pistachio and almond revenues.

Operations during 2012 led to the annual incentive bonus quantitative metric EBITDA being met at the maximum goal level for the year. This metric is discussed below under “– Annual Performance-Based Incentive Bonuses” as well as revenue and operating profit goals for commercial/industrial real estate and resort/residential. Based on the last three-years cash flow metric results the named executive officers met the 2010 rolling three-year cash flow objectives at the maximum award level. The rolling three-year cash flow metric is described in the equity compensation section. The grants associated with the 2010 three-year cash flow metric were paid out during March 2013. The number of grants that vested are identified in the footnotes to the Outstanding Equity Awards at 2012 Fiscal Year-End table that begins on page 24.

For 2012 the Compensation Committee made the following decisions:

1.	The base salary for the Chief Executive Officer was held at his 2011 level. The other named executive officers salaries were also held at the 2011 level. For 2013, the Chief Executive Officer’s salary was held at the 2012 level and the other named executive officer’s salaries were increased by 3% with the exception of Mr. Lyda who received a $25,000 increase tied to new responsibilities.

2.	Restricted stock subject to time-based vesting continued to be issued in lieu of cash for at least one-half of the earned annual incentive plan bonus for each named executive officer.

3.	Changes were made to the named executive officer annual incentive program and long-term incentive program based on recommendations from a 2010 compensation plan review conducted by Mezrah Consulting, in connection with the 2010 Compensation Report. These changes went into effect in 2010 and are applicable to 2011 and future years.

At our 2011 Annual Meeting, our stockholders expressed support for our executive compensation program, with over 60% of votes cast voting in favor of the advisory vote proposal. When designing our 2012 and 2013 executive compensation programs, the Compensation Committee considered, among other things, the 2011 vote results and feedback we received from stockholders. In addition, the Compensation Committee also considered the results of the 2010 Compensation Report, as discussed in the 2011 Proxy Statement. After careful consideration of these factors, the Compensation Committee determined to make certain changes to the design of our executive compensation program beginning in 2012. Such changes remain in affect and have contributed to our executive compensation program discussed in this Compensation Discussion and Analysis. Stockholders also expressed support for our determination to hold an advisory vote on our executive compensation program once every three years. Therefore, we expect the next advisory vote on executive compensation to occur at our 2014 annual meeting.

2013 – The Year Ahead

The Company believes 2013 may not be as strong an income year as 2012 due to the potential reduction of production within our pistachio operations due to pistachios being an alternate bearing crop and 2013 is anticipated to be a low production year. We expect activity at Tejon Ranch Commerce Center, or TRCC, to continue to improve through 2013 with the possible development of an outlet center. In order to conserve cash going forward, the Compensation Committee’s compensation decisions will continue to be impacted by our anticipation of the need to continue to fund our joint ventures as they pursue development opportunities, future capital investment requirements for infrastructure at TRCC, and possible continued investment in water assets.

General Objectives of the Compensation Plan. The compensation program for our named executive officers is designed to align management’s incentives with the long-term interests of our stockholders and to be competitive with comparable employers. Our compensation philosophy recognizes the value of rewarding our named executive officers for their past performance and motivating them to continue to excel in the future. The Compensation Committee has developed and maintains a compensation program that rewards superior performance and seeks to encourage actions that drive our business strategy. Our compensation strategy is to provide a competitive opportunity for senior executives taking into account their total compensation packages, which include a combination of base salary, an annual cash- and stock-based incentive bonus (with the stock-based component taking the form of restricted stock subject to time-based vesting), and long-term performance-based equity awards. At the named executive officer level, our incentive compensation arrangements are designed to reward the achievement of long-term milestone objectives related to real estate development, as well as the achievement of year-to-year operating performance goals.

The Role of Executives in Setting Compensation. The Compensation Committee of the Board approves all compensation and awards to senior management, including the Chief Executive Officer and the other named executive officers. The Compensation Committee independently reviews and establishes the compensation levels of the Chief Executive Officer and reviews the performance of the Chief Executive Officer and discusses his performance with him. At the beginning of the year, the Chief Executive Officer works with the Compensation Committee to establish his goals and objectives to be evaluated throughout the year. For the remaining executive officers, the Chief Executive Officer makes recommendations as to compensation levels, including grants of equity awards, for final approval by the Compensation Committee, which then makes its recommendation to the full Board of Directors for its approval.

The Role of the Compensation Consultant. During 2010, Mezrah Consulting, an outside consultant group hired by the Compensation Committee performed an analysis of the Company’s named executive officer compensation that is reflected in the 2010 Compensation Report. The analysis reviewed total compensation and the various components of total compensation including base salary, annual incentive bonus, and long-term compensation. The consulting assignment focused on the following:

•	Review of the Company’s business strategy as compared to the Company’s current compensation program to determine if alignment is appropriate.

•	Review of external pay levels for the executive team across all elements of pay.

•	Provide recommendations for modifications, if any, in elements of pay.

•	Review, in particular, the Company’s long-term incentive compensation structure, which is comprised of performance shares and milestone grants.

The 2010 Compensation Report concluded the Company’s short-term cash compensation (salary and annual bonus) was below competitive market levels and the consultant recommended that beginning in 2011 increases in both components of short-term cash compensation should be considered. The consulting group also concluded that the successful entitlement of Company projects is extremely important to stockholder value and continuing to attach milestone performance goals to long-term incentive compensation is appropriate. See “Compensation Discussion and Analysis – The Role of Executives in Setting Compensation” in our 2011 Proxy Statement for addition details regarding the 2010 Compensation Report.

Overall Compensation Plan Design. The compensation policies developed by the Compensation Committee are based on the philosophy that compensation should reflect both financial and operational performance of the Company and the individual performance of the executive. The Compensation Committee also believes that long-term incentives should be a significant factor in the determination of compensation, particularly because the business of real estate development, including obtaining entitlement approvals and completing development, and many of the other actions and decisions of our named executive officers, require a long time horizon, before the Company realizes a tangible financial benefit.

The Compensation Committee’s objectives when setting compensation for our named executive officers are:

•	Set compensation levels that are sufficiently competitive such that they will motivate and reward the highest quality individuals to contribute to our goals, objectives and overall financial success.

•	Retain executives and encourage continued service. The Compensation Committee seeks to encourage and maintain continuity of the management team.

•

Incentivize executives to appropriately manage risks while attempting to improve our financial results, performance and condition over both the short-term and the long-term. The Compensation Committee attempts to provide both short-term and long-term compensation to reward current performance, as well as to provide financial incentive to achieve long-term goals. Short-term compensation is typically in the form of annual cash or stock incentive bonuses, long-term compensation is typically in the form of equity-based awards. Because of the nature of our business and the way we operate our business and implement our strategies, we may not witness the positive results of many decisions made or actions taken by our named executive officers in the current fiscal year or for several years. Accordingly, the Compensation Committee, by providing both short-term and long-term compensation, seeks to motivate and reward named executive officers for decisions made today that will likely have positive long-term effects.

•

Align executive and stockholder interest. The Compensation Committee believes that the use of equity compensation as a key component of executive compensation is a valuable tool for aligning the interest of our named executive officers with those of our stockholders.

•

Obtain tax deductibility whenever appropriate. The Compensation Committee believes that tax-deductibility for the Company is generally a favorable feature for an executive compensation program, from the perspectives of both the Company and the stockholders. However, the Compensation Committee will not necessarily limit compensation to those levels or types of compensation that will be deductible.

•

Conserve cash. The Compensation Committee, mindful of the importance of the Company’s cash for future investment purposes, has determined that all named executive officers’ annual incentive bonuses beginning in 2010, and going forward for an unspecified period of time, will at a minimum be paid one-half in restricted stock subject to time-based vesting and one-half in cash. Restricted stock grants under the 2012 annual incentive program were granted in December 2012 and will vest in three annual installments of one third each beginning March 2013 and ending in March 2015.

Elements of Compensation. The material elements of the compensation program for our named executive officers include: (i) base salary; (ii) annual cash- and stock-based incentive bonuses (with the stock-based component taking the form of restricted stock subject to time-based vesting); (iii) long-term equity-based compensation (i.e. performance units); (iv) change in control arrangements; and (v) other compensation consisting of participation in broad-based pension and benefit plans, participation in supplemental executive retirement and nonqualified deferred compensation plans and executive perquisites.

Base Salaries. Tejon provides its named executive officers with a level of assured cash compensation in the form of base salaries, which the Compensation Committee believes are appropriate given the named executive officers’ professional status, accomplishments, responsibilities and importance to the business. The Compensation Committee believed, based on a 2010 Compensation Report and the individual business experiences and general industry knowledge of its members, that 2010 base salaries for each of the named executive officers other than the CEO were below market for comparable positions. We are generally able to pay our named executive officers lower base salaries than comparable companies, and still attract and retain highly qualified executives, because of the performance-based incentive compensation opportunities that we offer. We believe that having the overall compensation emphasis on long-term equity incentives instead of short-term cash compensation better aligns management with stockholders.

For 2012, the Compensation Committee determined that the base salary for the CEO would not change from the 2011 base salary, and is competitive at $500,000 per year. The base salaries for the other named executive officers were also not changed from 2011 levels.

In determining to keep our Chief Executive Officer’s 2012 base salary at $500,000, the Compensation Committee took into account that the total compensation package for the Chief Executive Officer, including base salary, is competitive with the market, based on the 2010 Compensation Report and the general experience of the Compensation Committee’s members in our industry, the Company’s current stage within the land development process, the current economic environment, the status of the current real estate industry and market and how these factors can impact current compensation levels.

The Compensation Committee, along with the Chief Executive Officer, performed an annual review of each of the other named executive officers’ salaries and evaluated possible changes to base salary for each of the other named executive officers for 2012. Based on this review and the compensation consultant’s recommendation in the 2010 Compensation Report, 2012 salaries for the other named executive officers were held at 2011 levels for 2012. It is the Compensation Committee’s practice to only review base salaries of the other named executives officers every other year.

Annual Performance-Based Incentive Bonuses. Tejon’s practice is to award annual incentive bonuses based upon the achievement of performance objectives established at the beginning of each year. Each named executive officer at a minimum has 50% of the annual incentive bonus based upon EBITDA or divisional revenues and earnings. The remaining 50% of the annual incentive bonus is tied to the achievement of qualitative measures based upon areas of emphasis that the Compensation Committee believes are important for the particular named executive officer to focus on in the context of achieving the Company’s long-term strategic goals and creating stockholder value. Annual incentive bonuses are paid in restricted stock (which restricted stock is subject to time-based vesting conditions following the award of the annual bonus) and cash, with restricted stock equaling at least one-half of the annual incentive payment. Vesting of restricted stock issued in settlement of 2012 annual bonuses will occur in three installments, one-third each year, beginning in March 2013 and ending in March 2015. To account for the delay in receiving the full incentive (the restricted stock grants are not fully vested until March 2015, whereas cash bonuses would have been paid in full in March 2013) and the fact that each named executive officer must stay with the Company through March 2015 to receive a full incentive payout, the Compensation Committee decided to increase the value of the stock grant portion of the annual incentive payment by a multiple of 1.19 as compared to the cash award portion of the payment. The 1.19 multiple is based upon a net present value calculation that determined the multiple necessary for the stock portion of the award to have the same value as the immediate cash portion of the award.

The attainment of each year’s quantitative financial goals for each of the named executive officers is uncertain and is dependent upon factors such as real estate sales and leasing programs, the timing of entitlement activities for our developments, and the uncertainty inherent in our farming operations due to the commodity nature of the products we produce and the fact that we do not know the prices we will receive for our products until harvest begins for a particular year. The achievement of qualitative goals tied to land entitlement, development, and conservation efforts are very dependent on working with groups outside of the Company such as government agencies, local county planning departments, and environmental resource groups all of which make the timing of achieving specific steps in the process very complicated. Accordingly, goal achievement under the annual bonus plan is not guaranteed.

The following chart provides the performance level weightings for the Chief Executive Officer and the other named executive officers who were employed for the entire fiscal year and were eligible to receive an annual performance-based incentive bonus. Each of the performance level weighting categories shown in the chart must total 100% within the category and then each category is given a percentage weighting for each named executive officer so that the four categories total 100%.

	Robert A. Stine - Chief Executive Officer	Allen E. Lyda - Chief Financial Officer	Joseph E. Drew - SVP Real Estate	Kathleen Perkinson SVP- Natural Resources	Dennis Atkinson - SVP- Agriculture	Greg J. Tobias - VP General Counsel
Quantitative Measurements Corporate:
EBITDA	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Performance Level Total Weighting	50.00%	50.00%	25.00%	50.00%	10.00%	50.00%

Division Quantitative Measurements:
Division revenues	0.00%	0.00%	40.00%	0.00%	40.00%	0.00%
Division net operating income	0.00%	0.00%	60.00%	0.00%	60.00%	0.00%

	0.00%	0.00%	100.00%	0.00%	100.00%	0.00%

Performance Level Total Weighting	0.00%	0.00%	25.00%	0.00%	40.00%	0.00%

Qualitative Measurements:
Business development	65.00%	30.00%	40.00%	70.00%	30.00%	0.00%
Operating objectives	15.00%	40.00%	40.00%	30.00%	70.00%	100.00%
Financial objectives	0.00%	30.00%	20.00%	0.00%	0.00%	0.00%
Staffing/organizational objectives	20.00%	0.00%	0.00%	0.00%	0.00%	0.00%

	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Performance Level Total Weighting	25.00%	25.00%	25.00%	25.00%	25.00%	25.00%

Discretionary Performance Level Weighting	25.00%	25.00%	25.00%	25.00%	25.00%	25.00%

Total Performance Level Weightings	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Generally the Chief Executive Officer’s qualitative goals are tied to land entitlement, public outreach in support of entitlement, development and conservation goals as well as operational and staffing objectives. The qualitative performance goals for the other named executive officers are related to land entitlement, development, and operational goals that support the achievement of corporate entitlement and development goals. The Compensation Committee, after taking into account the Chief Executive Officer’s recommendations, sets the specific weightings for each named executive officer based on the relative importance of a specific objective in moving the Company forward in achieving its long-term goals and objectives and also his or her direct role in achieving such objective.

The plan is structured and bonus levels are determined, based upon the level of achievement, of threshold, target and maximum performance of quantitative and qualitative objectives. If achievement of a performance objective is below threshold, no incentive bonus is earned for that objective and if achievement is greater than maximum, the maximum bonus level is earned. The Chief Executive Officer and the other named executive officers have different cash incentive pay levels (expressed as a percentage of base salary) for achievement at the threshold, target and maximum levels. These percentage levels are based on an analysis performed by Mezrah Consulting in their 2010 Compensation Report that compared prior target bonus levels with market levels and determined that the Company was below competitive levels. The target percentage levels below are based on a range of 80% to 90% of the competitive ranges determined in the 2010 Compensation Report.

	Threshold	Target	Maximum
Robert A. Stine, Chief Executive Officer	40.00%	80.00%	120.00%
Allen E. Lyda, Chief Financial Officer	27.50%	55.00%	82.50%
Joseph E. Drew, Senior Vice President, Real Estate	27.50%	55.00%	82.50%
Kathleen Perkinson, Senior Vice President, Natural Resources and Stewardship	27.50%	55.00%	82.50%
Dennis J. Atkinson, Senior Vice President, Agriculture	27.50%	55.00%	82.50%
Gregory J. Tobias, Vice President, General Counsel	27.50%	55.00%	82.50%

The following chart provides a breakdown of 2012 annual incentive award measurement by performance measurement categories and the total 2012 incentive award as a percentage of salary. Final award measurement for the named executive officers will reflect actual results. Therefore, the award measurement percentage most likely will be a number between threshold and target or target and maximum. As an example, if the EBITDA goal achievement for a particular year was 25% in excess of target then the award measurement for the CEO would be 100% for that year or 1.25 times his target level of 80%:

	Robert A. Stine Chief Executive Officer	Allen E. Lyda Executive Vice President /CFO	Joseph E. Drew- SVP Real Estate	Kathleen Perkinson SVP Natural Resources	Dennis J. Atkinson SVP- Agriculture	Greg Tobias- General Counsel
Quantitative Measurements Corporate:
Performance Level Total Weighting	50.00%	50.00%	25.00%	50.00%	10.00%	50.00%
Award measurement	120.00%	82.50%	82.50%	82.50%	82.50%	82.50%

Weighted performance total	60.00%	41.25%	20.63%	41.25%	8.25%	41.25%

Division Quantitative Measurements:
Performance Level Total Weighting	0.00%	0.00%	25.00%	0.00%	40.00%	0.00%
Award measurement	0.00%	0.00%	55.00%	0.00%	79.50%	0.00%

Weighted performance total	0.00%	0.00%	13.75%	0.00%	31.80%	0.00%

Qualitative Measurements:
Performance Level Total Weighting	25.00%	25.00%	25.00%	25.00%	25.00%	25.00%
Award measurement	80.00%	61.00%	63.00%	55.00%	55.00%	55.00%

Weighted performance total	20.00%	15.25%	15.75%	13.75%	13.75%	13.75%

Discretionary Performance Level Weighting
Performance Level Total Weighting	25.00%	25.00%	25.00%	25.00%	25.00%	25.00%
Award measurement	80.00%	80.00%	80.00%	75.00%	80.00%	65.00%

Weighted performance total	20.00%	20.00%	20.00%	18.75%	20.00%	16.25%

Total Incentive Award as a Percentage of Salary	100.00%	76.50%	70.13%	73.75%	73.80%	71.25%

Quantitative Financial Goal – Corporate

Because a very important long-term goal is the achievement of entitlements for our real estate development projects and since Tejon does not generate significant revenue at this time, its short-term objectives, both quantitative and qualitative, are tied to metrics that are critical for the accomplishment of long-term goals. For our annual incentive a single corporate financial goal will be considered: EBITDA. Our definition of EBITDA is earnings before interest, taxes, depreciation, amortization, and non-cash stock compensation. We believe this is a more accurate measurement of the cash used in the operations of the Company. Each named executive officer’s weighting is different based on whether or not they have division revenue and operating income responsibility and the emphasis placed each year on division performance. This corporate measurement is being used, rather than total revenue or net income, because at this stage in the Company’s business EBITDA provides a better indicator of managements’ creation of operating cash and overall financial performance since the Company has significant non-cash expenses each year. For 2012, achievement of target performance with respect to this quantitative financial goal required that EBITDA equal $4,716,000 with threshold performance at $3,537,000, and maximum performance at $7,074,000. These performance measurement numbers are based on calculations within the Company’s 2012 business plan and operating budget. For 2012, the Company exceeded the maximum target EBITDA with EBITDA equaling $12,846,000. The actual results for the year were above the maximum target budget amount due to improved oil and mineral revenues and a significant increase in farming profits compared to the 2012 operating budget.

Quantitative Financial Goal – Division

The Senior Vice President, Real Estate has quantitative goals related to revenue and income that complement the overall corporate objective. The Senior Vice President Real Estate for 2012 had a target revenue goal of $6,876,000 with a threshold goal of $5,157,000 and a maximum goal of $7,074,000 for commercial/industrial real estate revenues not including grazing leases, land management ancillary revenues, and revenue from oil and minerals. For 2012, the Company achieved $6,743,000 in actual revenues, which was slightly less than the target goal. The Senior Vice President, Real Estate also had a target net income goal of $1,018,000 with a threshold goal of $764,000 and a maximum goal of $1,527,000, based on commercial/industrial activities only. For 2012, actual achievement was net income of $1,040,000, which was in slightly above target for the year. Both goals were achieved at near target levels during the year when compared to 2012 budgeted numbers. Mr. Drew’s blended performance percentage is shown in the table above. The Senior Vice President, Farming had a 2012 quantitative goal related to farming revenues with the target goal being $16,069,000, threshold goal being $12,052,000, and a maximum goal of $24,104,000. For 2012, the Company recognized $22,553,000 in farming revenue, which is greater than target but just less than the maximum level. The Senior Vice President, Farming also had a target net income goal for the year of $1,154,000, a threshold goal of $866,000, and a maximum net income goal of $1,731,000. For 2012, actual achievement was net farming income of $9,230,000, which is greater than the maximum goal level. Both goals were achieved at a greater than target level due to increases in pistachio and almond revenues, and in the case of net income a reduction in cost of water when compared to the 2012 operating budget. In the setting of quantitative goals each year our target goals are developed through our annual budgeting process and we believe these are realistically attainable goals and that maximum achievement levels will be difficult to attain without significant effort and development of new business opportunities.

Qualitative Performance Objectives

In addition to the quantitative goals described above, the Chief Executive Officer’s annual incentive bonus in 2012 was based upon the achievement of qualitative performance objectives proposed by the Chief Executive Officer and agreed upon and approved by the Compensation Committee. These objectives are tied to business development and organizational goals that move the Company forward in achieving its long-term objectives (including the achievement of strategic milestones related to land development and conservation efforts that the Compensation Committee and the Board believe to be critical to the achievement of the Company’s long-term business plan). Qualitative goals for 2012 specifically related to leading and directing a ranch-wide strategy to facilitate future successful entitlement of our development projects, overseeing a public outreach strategy to build support for our entitlement programs, and overseeing the implementation of conservation strategies to build support for our entitlement programs. Based on achieving litigation free entitlement for the Tejon Mountain Village project, progress in moving forward our Centennial project, progress related to a potential outlet center at the Tejon Ranch Commerce Center, and the continued strengthening of the Company’s water investment, the Compensation Committee determined that the Chief Executive Officer achieved a target level of performance.

The other named executive officers have more diverse qualitative performance goals than the CEO, generally tied to individual areas of responsibility, which focus both on short-term and long-term goals (including improving operational efficiencies and achieving milestones and other goals with respect to the Company’s long-term business strategy related to land entitlement, development, and conservation). Generally the qualitative goals covered: (1) coordinating with joint venture partners regarding entitlement and permitting activity milestones for our Tejon Mountain Village community and the Centennial community; (2) guiding the Company in working with various government agencies as a part of the entitlement process; (3) implementation of a ranch wide management plan in connection with the Conservation and Land Use Agreement; (4) acquiring and managing new water resources; (5) expansion of oil exploration on ranch lands; (6) meaningful progress toward the development of an outlet center; (7) implementation of the approved ten-year farm management program; and (8) working with the appropriate government agencies to accomplish the successful refunding of Community Facility District bonds to lower costs; and (9) coordination with key Resource Organizations and the Tejon Ranch Conservancy to allow for successful entitlement of our development projects.

The Chief Executive Officer and the Compensation Committee evaluate the success of the named executive officers (other than the CEO) in meeting their individual qualitative goals and objectives, with final approval provided by the Compensation Committee. In evaluating the success of meeting specific qualitative objectives the Chief Executive Officer and the Compensation Committee review the objective and identify whether or not the objective was accomplished or if the proper amount of progress has been made in achieving the objective. The Chief Executive Officer and the Compensation Committee note for each objective if the objective was accomplished in the time frame designated and the outcome achieved was as specified in the original objective. Based on each named executive officer’s achievement of his and her goals and objectives and the qualitative goals listed above the Compensation Committee approved achievement of the qualitative goals for 2012 for the named executive officers at the levels shown in the above table.

Discretionary Performance

On a subjective basis the Compensation Committee evaluates the overall performance of the Chief Executive Officer and the other named executive officers outside of the attainment of specified qualitative goals taking into account concepts such as teamwork, management of staff and departments, and management of process between departments. No specific weighting is given to any of these concepts or other factors the Compensation Committee may include in their performance evaluation. The Chief Executive Officer and the other named executive officers subjective weighting is identified above under Discretionary Performance Level Weighting. As shown in the above table this subjective weighting is included in the calculation of the final annual incentive award percentage.

Equity Compensation. The Compensation Committee believes that the long-term value of the Company will be driven by the execution of its long-term strategies. Accordingly, Tejon uses long-term incentives to align senior managements’ interests with stockholders’ interests. The Compensation Committee believes that management should own stock and that teamwork among the management group is important in meeting business goals. Therefore, long-term milestone incentives are goal-based, with common performance measures for all participants that encourage teamwork.

The vesting of equity grants issued since 2004 has been tied to the achievement of specific goals and objectives. The Company grants long-term milestone performance units that are tied to the achievement of several objectives related to our land entitlement and real estate development activities, including our success in achieving entitlements for our planned communities. Due to their strategic significance, we believe that disclosing specific objectives and timeframes might result in competitive harm or delay achievement of long-term strategic objectives. We believe that the achievement of the target level of performance will require significant effort and substantial progress over the next few years in light of the current entitlement environment in California. During 2012, milestone performance grants related to litigation free entitlement for the Tejon Mountain Village community vested. The number of shares vested is shown in the Option Exercises and Stock Vested table on page 41.

With respect to the grant of the annual performance units, the Company’s practice is to determine annually a dollar amount of equity compensation that it wishes to provide and to grant a number of performance units that have a fair market value equal to that amount on the date of grant. Vesting of these annual grants is tied to the achievement of a rolling three-year cash metric. The rolling three-year cash metric is budgeted cash provided from operations less cash used for capital investment, excluding activities within marketable securities. For 2012, the dollar amount for the Chief Executive Officer was $300,000 and for the other named executive officers it was a range from $90,000 to $118,000 depending on the importance of the input from each of the other named executive officers to the successful achievement of the goal. The level of the target dollar amount for each named executive officer is based on the 2010 Compensation Report that recommended long-term compensation goals for each position. The number of shares of stock is based on a ninety-day average stock price divided into each named executive officers dollar amount of value. The shares granted are expensed based on the closing price of the stock on grant date.

The annual performance units are tied to the achievement of the rolling three-year cash flow metric, described above. This performance metric was selected by the Compensation Committee as a measurement of management’s ability to manage cash assets over an extended period at a time when cash demands will be high and net income will not be significant. For 2012, this cash flow measure covers the years 2012 through 2014 and has a cumulative cash usage target of $50,154,000. The Company believes that achievement of this target level of performance will require significant effort and is dependent on the continued absorption of land at Tejon Ranch Commerce Center, continued improvement in oil and mineral revenues, and progress with respect to pre-development activities at Tejon Mountain Village and entitlement activities at Centennial. Please refer to our Annual Report on Form 10-K for the year ended December 31, 2012 for additional information regarding entitlement and development activities. This target assumes we are moving forward in a positive manner with respect to our development projects. These grants vest after three years and the number of shares to be received is determined by the extent of performance achievement and can range from zero shares to the maximum award amount, which is 150% of the target award. The goal for the 2010 – 2012 period was cumulative cash usage of $46,365,000, the goal for the 2011 – 2013 period is cumulative cash usage of $39,762,000, and the target goal for the 2012 – 2014 period is a cumulative cash usage of $53,038,000. For the 2009 – 2011 period, the named executive officers goal achievement was above the maximum objective. For the 2010 – 2012 period, the named executive officers goal achievement was at the maximum performance level. These grants, which are referenced in footnote 2 to the Outstanding Equity Awards at 2012 Fiscal Year-End table that begins on page 39, vested and were delivered after the March 2012 Board of Directors meeting. See the 2012 Grants of Plan Based Awards Table on page 38, for number of shares granted each named executive officer for the 2012 – 2015 rolling three-year period. The table below summarizes the outstanding (as of the end of 2012) performance grant measurement goals.

(Dollars in thousands) Performance Grant	Threshold	Target	Maximum	Actual
2010-2012 Cash Flow Objective	(69,548)	(46,365)	(23,183)	(10,542)
2011-2013 Cash Flow Objective	(59,643)	(39,762)	(19,881)	n/a
2012-2014 Cash Flow Objective	(79,557)	(53,038)	(26,519)	n/a

The Company does not have any program, plan or practice to time equity awards in coordination with the release of material non-public information, nor does the Company time the release of material nonpublic information for the purpose of affecting the value of executive compensation.

Retirement Plans. The Compensation Committee believes that retirement programs are important to the Company as they contribute to the Company’s ability to be competitive with its peers and are consistent with Tejon’s philosophy of preferring long-term pay over short-term pay. For most of our employees, including the Chief Executive Officer, the Chief Financial Officer, the Senior Vice President Real Estate, and the Senior Vice President Agriculture, Tejon provides a pension plan and a 401(k) plan. For the Chief Executive Officer and two other named executive officers, the Company also provides a supplemental executive retirement plan, or SERP. The Senior Vice President Natural Resources and Stewardship and the Vice President General Counsel are not included in the pension plan or SERP, which were frozen as of February 1, 2007, based on their hiring date but are included in the 401(k) plan. The Compensation Committee believes that retirement benefits are an important piece of the overall compensation package for the named executive officers.

Benefits to be received from the pension plan upon retirement are determined by an employee’s highest five-year final average annual compensation out of the last ten years, length of service with the company, and age at retirement. Average annual compensation consists only of base salary and annual incentive bonuses paid in either cash or stock. Benefits from the pension plan can be limited for the named executive officers who participate in the pension plan due to Internal Revenue Service compensation ceilings that are used in the calculation of pension benefits. Because of the Internal Revenue Service limits within the pension plan, the Company established a SERP to replace any pension benefit these officers might lose based on the benefit calculations within the pension plan. Without the SERP, our named executive officers who participate in the pension plan would not otherwise be eligible to receive pension benefits that are comparable in percentage based on compensation to the benefits received by other employees generally. The benefit in the SERP is calculated using the same criteria as the pension plan except that total average compensation is used and the difference between the SERP calculation and the pension calculation is the value of the SERP benefit.

In order to manage the costs of, and the liabilities from the pension and SERP plans, the Company restructured the pension plan in early 2007 to lower the benefit accrual rate, change the retirement age to match social security retirement age, and freeze new employee participation effective February 1, 2007. These changes were made not only to manage costs but also to allow the Company to continue to reward long-term service with the Company. The Company also offers a 401(k) program to its employees, which offers a matching contribution equal to one percent of salary, for employees in the pension plan, if the employee contributes at least four percent of salary to the plan. Tied to the changes in the pension plan described above, we increased the match for employees who will not be eligible for the pension plan to two percent of salary if they contribute at least four percent of salary to the plan.

The named executive officers may elect to defer cash and equity-based compensation payable to them pursuant to the Company’s deferred compensation plan. This plan is designed to allow for retirement savings above the limits imposed by the IRS for 401(k) plans on an income tax-deferred basis. Cash amounts deferred into the plan are held in accounts with values indexed to the performance of selected mutual funds. Stock awards deferred into the plan can be converted to cash or kept in the Company’s stock. All participants to date have only deferred stock awards and have maintained stock in the plan. The Company does not provide a match on executive deferrals under the deferred compensation plan.

Clawback Policy. The Company does not currently have a policy requiring a fixed course of action with respect to compensation adjustments following later restatements of performance targets. Under those circumstances, the Compensation Committee would evaluate whether compensation adjustments were appropriate based upon the facts and circumstances surrounding the restatement.

Stock Ownership Guidelines. The Company has stock retention guidelines which encourage the Chief Executive Officer to own by December 2014 shares and performance units and deferred shares, which have an aggregate value equal to or greater than five times his annual salary. The stock retention guidelines for the other named executive officers are calculated similarly except that the target retention value is two times their respective salaries, except for the Chief Financial Officer whose target retention value is three times his annual salary. All named executive officers are expected to make reasonably steady progress toward these ownership guidelines between now and December 2014 and the Compensation Committee reviews such progress annually. Since these guidelines are not a contractual basis for remaining in the employment of the Company, the success or lack of success in meeting the guidelines by 2014 will be evaluated by the Compensation Committee in 2014 and reflected in each named executive officer’s annual review for that year.

Change in Control Benefits. The Compensation Committee believes that stockholders’ interests will be best served if the interests of executive management are aligned with them, and that providing management with change in control benefits supports that objective by focusing executives on stockholder interests when considering strategic alternatives. Except for accelerated vesting of equity awards pursuant to our equity compensation plan, change in control benefits, as provided in a severance agreement with each of our named executive officers, are only provided upon a termination of employment without cause or a resignation for good reason in connection with a change in control. Please refer to the Potential Payments upon Termination or Change in Control table on page 45 of this proxy statement for a more detailed description and an estimate of value of these benefits. None of the agreements with our named executive officers or other compensation plans or arrangements provide for a gross-up payment or re-imbursement for excise taxes that could be imposed on the executives under Section 4999 of the Code.

In addition to the foregoing change in control severance benefits, the named executive officers who participate in the pension plan and SERP will also continue to be entitled to benefits under any existing pension plan and SERP as determined in accordance with the terms of those plans. If a named executive officer has been credited with more than 15 years of service, as of the effective date of termination, he or she shall also be credited with additional years of service under the plans for the period of salary continuation referred to above.

Separation or Severance Benefits. During 2012, the Company did not have any contractual obligations to provide severance benefits, though under some circumstances the Compensation Committee believes it is in the Company’s best interest to provide a severance benefit in order to provide a smooth transition period for the Company when an executive leaves. Separation benefits in the form of salary continuation and health benefits may be provided to departing executives on a case-by-case basis. These benefits have historically averaged approximately one year. In these cases, the Company did not have a contractual obligation to provide a separation package.

Unless the Compensation Committee determines otherwise, if prior to vesting of all or any part of a restricted stock award or performance unit award, a named executive officer’s employment with the Company is terminated for any reason, including death or disability, the named executive officer will forfeit to the Company the portion of the award which has not vested.

Perquisites and Other Personal Benefits. The Compensation Committee reviews annually the perquisites that named executive officers receive. The primary benefits for the named executive officers are Company vehicles and related maintenance. In addition, the Chief Executive Officer receives additional life insurance in excess of the insurance that is part of the Company’s broad-based life insurance policy. This additional insurance supplement is necessary to provide the same three times salary benefit that other employees receive. These benefits are provided to attract and retain highly qualified executives and because executives often place a higher value on these benefits relative to cost to the Company as compared to increases in cash compensation. In addition, the automobile benefit is provided to executives as well as other company employees because the Company’s location and the size of the Company’s property necessitate extensive car travel.

Senior management also participates in the Company’s other benefit plans on the same terms as other employees. These plans include medical, dental and life insurance.

Tax Considerations. Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the deductibility of compensation paid to certain executive officers of public companies, unless the compensation meets certain requirements for “performance-based” compensation. In determining executive compensation, the Compensation Committee considers, among other factors, the possible tax consequences to the company and to the executives. However, tax consequences, including but not limited to tax deductibility by the company, are subject to many factors (such as changes in the tax laws and regulations or interpretations thereof and the timing and nature of various decisions by executives regarding options and other rights) that are beyond our control. In addition, the Compensation Committee believes that it is important for us to retain maximum flexibility in designing compensation programs that meet our stated objectives. For these reasons, although the Compensation Committee will consider tax deductibility as one of the factors in determining executive compensation, it will not necessarily limit compensation to those levels or types of compensation that will be deductible. We will, of course, consider alternative forms of compensation consistent with our compensation goals that preserve deductibility as much as possible.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Directors Goolsby, Metcalfe, Winer, and Stack comprise the Compensation Committee. All of the members of the Compensation Committee are independent directors under the listing standards of the NYSE and under the Company’s Independence Standards. No member of the Compensation Committee has had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in the Company’s 2013 Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. This report is provided by the following independent directors, who comprise the Compensation Committee.

Geoffrey L. Stack (Chairman), John L. Goolsby, Norman Metcalfe, Michael Winer

Members of the Compensation Committee

Fiscal Year 2012 Summary Compensation Table

The following table summarizes the total compensation awarded to, earned by, or paid to each of the named executive officers for the fiscal years ended December 31, 2012, 2011, and 2010.

Name and Principal Position	Year	Salary ($)	(2) Stock Awards ($)	(3) Non-Equity Incentive Plan Compensation ($)	(4) Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	(5) (6) All Other Compensation ($)	Total ($)
Robert A. Stine, (1)	2012	500,000	381,401	500,000	1,035,082	34,063	2,450,546
Chief Executive Officer	2011	500,000	448,073	500,000	1,073,361	29,791	2,551,225
	2010	450,000	5,384,617	355,000	666,635	31,615	6,887,867

Allen E. Lyda,	2012	250,000	143,389	191,250	360,083	14,568	959,290
Chief Financial Officer	2011	250,000	168,924	196,875	276,262	15,492	907,553
	2010	215,250	1,864,970	115,331	179,307	21,823	2,396,681

Joe Drew,	2012	225,000	146,476	157,781	174,863	18,631	722,751
Senior Vice President, Real Estate	2011	225,000	174,622	177,728	96,052	17,715	691,117
	2010	207,050	1,640,869	107,412	101,570	20,684	2,077,585

Kathleen Perkinson,	2012	225,000	447,264	165,938	—	22,844	861,046
Senior Vice President, Natural	2011	225,000	172,502	155,410	—	21,971	574,883
Resources and Stewardship	2010	205,000	1,553,720	110,065	—	21,146	1,889,931

Dennis J. Atkinson	2012	185,000	99,443	136,530	51,865	21,916	494,754
Senior Vice President,	2011	185,000	116,446	133,478	138,571	20,376	593,871
Agriculture

Gregory Tobias	2012	235,000	141,126	167,438	—	17,706	561,270
Vice President,
General Counsel

1.	Mr. Stine does not receive any additional compensation for being a director of the Company. In April 2009, Mr. Stine took a voluntary $50,000 annual reduction in salary as a part of a cost reduction program. The reduction was restored in 2011.

2.	The figures in this column represent two separate stock grants for the Chief Executive Officer and for the other named executive officers: (i) the incremental value of the stock awards granted in lieu of cash payments under the Company’s annual incentive plan for 2012 over the value of the cash awards that would have otherwise been payable based upon 2012 performance (see the discussion in the Compensation Discussion and Analysis under “Annual Performance-Based Incentive Bonuses” on page 27 above for additional detail regarding this program); and (ii) the grant date fair value of the three-year rolling performance shares granted in 2012. The incremental value of the stock awards granted in lieu of cash payouts under the annual incentive plan for 2012 for Mr. Stine equals $47,500; Mr. Lyda $18,169; Mr. Drew; $14,989; Ms. Perkinson $15,764; Mr. Atkinson $12,979; and Mr. Tobias $15,906. The grant date fair value at target for the three-year rolling performance shares awards included in this column are $333,901 for Mr. Stine, $125,220 for Mr. Lyda, $131,487 for Mr. Drew and Ms. Perkinson, $84,473 for Mr. Atkinson, and $125,220 for Mr. Tobias. At maximum achievement the value received by Mr. Stine under the three-year rolling performance shares awards granted in 2012 would be $500,851, for Mr. Lyda and Mr. Tobias $187,830, for Mr. Drew and Ms. Perkinson $197,231, and for Mr. Atkinson $129,710 . The value of stock awards is the grant date fair value of awards computed in accordance with FASB ASC Topic 718. The grant date fair value for grants with performance conditions includes the estimated probable outcome of the performance condition. Further information regarding stock awards can be found in Note 8, Stock Compensation Plan, to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. During 2012, the stock awards granted did not vest and will only vest in future years based on the achievement of cash flow targets, milestone performance objectives tied to development activities, and to continued employment with the Company.
3.	Non-Equity incentive plan compensation for the Chief Executive Officer and other named executive officers consists of annual incentive plan payments earned in the applicable fiscal year. As described in the Compensation Discussion and Analysis under “Annual Performance-Based Incentive Bonuses” on page 27 above, in 2012, 2011, and 2010 one-half of the above amounts were paid in the form of stock grants in lieu of cash.
4.	The change in pension value is based upon the same assumptions and measurements that are used for the audited financial statements for the current year. See Note 13, Retirement Plan, to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. There are no above-market or preferential earnings related to the Company’s nonqualified deferred compensation plan.
5.	“Except with respect to Mr. Stine for whom “All Other Compensation” also includes $10,000 for life insurance premiums each of the named executive officers received the amounts reflected in the form of a Company-provided vehicle and related maintenance.”
6.	Ms. Perkinson resigned from the Company effective February 28, 2013.

Grants of Plan-Based Awards in Fiscal Year 2012

The following table provides information about awards granted to the named executive officers in the fiscal year ended December 31, 2012 pursuant to our 2004 Stock Incentive Program.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock	Estimated Future Payouts Under Equity Incentive			Grant Date Fair Value of Stock Grants at Target
Name	Year	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Award (#)	Threshold (#)	Target (#)	Maximum (#)	Achievement ($)
Robert A. Stine:
Performance grants, cash flow objective	2012	3/13/12					7,388	11,082	16,623	333,901
Annual incentive plan-cash portion		12/11/12	100,000	200,000	300,000
Annual incentive plan-stock portion(1)		12/11/12				9,198				250,000
Annual incentive restricted stock grant(1)		12/11/12				1,748				47,500

Allen E. Lyda:
Performance grants, cash flow objective	2012	3/13/12					2,771	4,156	6,234	125,220
Annual incentive plan		12/11/12	34,375	68,750	103,125
Annual incentive plan-stock portion(1)		12/11/12				3,519				95,634
Annual incentive restricted stock grant(1)		12/11/12				668				18,169

Joe Drew:
Performance grants, cash flow objective	2012	3/13/12					2,909	4,364	6,546	131,487
Annual incentive plan		12/11/12	30,938	61,875	92,812
Annual incentive plan-stock portion(1)		12/11/12				2,903				78,891
Annual incentive restricted stock grant(1)		12/11/12				551				14,989

Kathleen Perkinson
Performance grants, cash flow objective	2012	3/13/12					2,909	4,364	6,546	131,487
Annual incentive plan		12/11/12	30,938	61,875	92,812
Annual incentive plan-stock portion(1)		12/11/12				3,053				82,981
Annual incentive restricted stock grant(1)		12/11/12				580				15,764
Time Based Stock Grant		12/11/12				11,038				300,013

Dennis J. Atkinson
Performance grants, cash flow objective	2012	3/13/12					1,913	2,870	4,305	86,473
Annual incentive plan		12/11/12	25,438	50,875	76,313
Annual incentive plan-stock portion(1)		12/11/12				2,512				68,271
Annual incentive restricted stock grant(1)		12/11/12				477				12,970

Gregory Tobias
Performance grants, cash flow objective	2012	3/13/12					2,771	4,156	6,234	125,220
Annual incentive plan		12/11/12	32,313	64,625	96,938
Annual incentive plan-stock portion(1)		12/11/12				3,080				83,709
Annual incentive restricted stock grant(1)		12/11/12				585				15,906

1.	The annual incentive award is based on the achievement of both quantitative and qualitative annual business objectives. The objectives vary based on the named executive officer’s responsibilities. For 2012, based upon the percentage of achievement shown in the “Annual Performance-Based Incentive Bonuses” section of Compensation Discussion and Analysis, Mr. Stine earned an incentive of $500,000, Mr. Lyda $191,250, Mr. Drew $157,781, Ms. Perkinson $165,938, Mr. Atkinson $136,530, and Mr. Tobias $167,438. The above incentive awards for 2012 were paid out in one-half restricted stock that vest in three annual installments beginning March 2013 and ending March 2015 and one-half in cash. The restricted stock grant awards in lieu of cash payments earned in 2012 under the annual incentive plan equaled 9,198 shares for Mr. Stine; 3,519 shares for Mr. Lyda; 2,903 for Mr. Drew; 3,053 for Ms. Perkinson; 2,512 for Mr. Atkinson; and 3,080 for Mr. Tobias. The number of shares issued in respect of the stock-based portion of the annual installment bonus is 1.19 times greater in value than what would have been paid were the stock-based portion of the bonus paid in cash. For additional detail see the “Annual Performance-Based Incentive Bonuses” section of Compensation Discussion and Analysis beginning on page 27.
2.	The equity incentive award program provides performance unit grants, which vest upon achievement of a cash flow objective over a three-year time frame. The objective is based upon meeting targeted cash from operations less cash used in investments within the Company’s five-year business plan. The three-year objective for these potential stock awards is cash usage of $53 million. For additional detail see the “Equity Compensation” section of Compensation Discussion and Analysis beginning on page 31.

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table provides information on the current holdings of stock options, restricted stock, and performance unit awards of the named executive officers. This table includes unexercised option awards, unvested stock grants, and performance share grants with performance conditions that have not yet been satisfied. Each equity grant is shown separately for each named executive officer who had outstanding equity as of December 31, 2012. The market value of the stock awards is based on the closing market price of Tejon stock as of December 31, 2012, which was $28.08 per share. The market value as of December 31, 2012 shown below assumes satisfaction of performance objectives at the target level of achievement.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert A. Stine:
Annual Stock Incentive Award(1)			21,758	610,965
Performance Units(2)			38,389	1,077,963
Milestone Performance Units(3)			219,120	6,152,890

Totals Robert A. Stine	—	—	279,267	7,841,818

Allen E. Lyda:
Annual Stock Incentive Award(1)			8,252	231,716
Performance Units(2)			13,470	378,238
Milestone Performance Units(3)			78,452	2,202,932

Totals Allen E. Lyda	—	—	100,174	2,812,886

Joe Drew:
Annual Stock Incentive Award(1)			7,150	200,772
Performance Units(2)			13,885	389,891
Milestone Performance Units(3)			74,605	2,094,908

Totals Joe Drew	—	—	95,640	2,685,571

Kathleen Perkinson:
Restricted Stock Grants	11,038	309,947
Annual Stock Incentive Award(1)			6,979	195,970
Performance Units(2)			13,885	389,891
Milestone Performance Units(3)			65,100	1,828,008

Totals Kathleen Perkinson	11,038	309,947	85,964	2,413,869

Dennis J. Atkinson:
Annual Stock Incentive Award(1)			5,792	162,639
Performance Units(2)			8,195	230,116
Milestone Performance Units(3)			45,262	1,270,957

Totals Dennis J. Atkinson	—	—	59,249	1,663,712

Gregory Tobias:
Restricted Stock	7,500	210,600
Annual Incentive			3,656	102,660
Performance Units(2)			4,156	116,700

Totals Gregory Tobias	7,500	210,600	7,812	219,360

1.	During 2012, 2011 and 2010, the Company issued stock in lieu of cash for all or a portion of the annual incentive bonus. The shares issued to date vest each year through 2015. Please see discussion in the Compensation Discussion and Analysis beginning on page 27 under “Annual Performance-Based Incentive Bonuses.”
2.	Performance units consist of shares that may vest during March 2013, 2014, and 2015 based upon achievement of a rolling three-year cash flow objective that is included within our five-year business plan. The shares shown are based upon reaching target levels of performance. Included in this number are the following shares that will vest in 2013 due to the achievement of the specified cash flow objective over the 2010-2012 period: Mr. Stine – 16,278 shares; Mr. Lyda – 5,178 shares; Mr. Drew – 5,178 shares; Mr. Atkinson – 2,468; Ms. Perkinson – 5,178 shares; and Mr. Tobias – zero shares. For additional detail see the “Equity Compensation” section of Compensation Discussion and Analysis beginning on page 31.
3.	Milestone performance units consist of shares that may vest upon achievement of specific milestone objectives related to our residential development and conservation efforts. For additional detail see the “Equity Compensation” section of Compensation Discussion and Analysis beginning on page 31.

Option Exercises and Stock Vested in Fiscal Year 2012

The following table provides information, for the named executive officers, on the value realized and the number of shares acquired upon the vesting of stock awards and the value realized each before payment of any applicable withholding tax and broker commissions.

OPTIONS EXERCISES AND STOCK VESTED

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert A. Stine:
Restricted Stock Grants			6,316	$160,363
Annual Incentive Grants			10,969	306,584
Performance Grants			16,451	508,829
Milestone Performance Grants			44,820	1,163,079

Total Robert A. Stine	—	—	78,556	$2,138,855

Allen E. Lyda:
Restricted Stock Grants			1,722	$43,722
Annual Incentive Grants			3,872	108,222
Performance Grants			5,234	161,888
Milestone Performance Grants			15,687	407,078

Total Allen E. Lyda	—	—	26,515	$720,910

Joseph E. Drew:
Annual Incentive Grants			3,353	93,716
Performance Grants			5,234	161,888
Milestone Performance Grants			17,093	443,563

Total Joseph Drew	—	—	25,680	$699,167

Kathleen Perkinson
Annual Incentive Grants			3,263	$91,201
Performance Grants(1)			5,234	161,888
Milestone Performance Grants(1)			7,350	190,733

Total Kathleen Perkinson	—	—	15,847	$443,822

Dennis J. Atkinson
Stock Options	7,367	14,889
Annual Incentive Grants			2,409	67,332
Performance Grants(1)			2,495	77,170
Milestone Performance Grants(1)			8,607	223,352

Total Dennis Atkinson	7,367	14,889	13,511	$367,854

Gregory Tobias
Restricted Stock Grants			2,500	$66,000

Total Gregory Tobias	—	—	2,500	$66,000

1.	The performance grants that vested during 2012 were originally granted in 2009 as a part of the annual rolling three-year performance grant that is tied to the achievement of specified cash management objectives. For additional detail see the “Equity Compensation” section of Compensation Discussion and Analysis beginning on page 31.

Pension Benefits in Fiscal Year 2012

The Company’s pension plan is a tax-qualified retirement program that covers eligible employees of the Company. Effective January 31, 2007, the pension plan was frozen so that anyone who is hired on or after February 1, 2007, is not allowed to enter the plan. An employee is eligible for normal retirement benefits on the first day of the month coinciding with or next following the employee’s social security retirement date. The amount of annual benefit, payable monthly, is based upon an employee’s average monthly compensation which is based upon the employee’s highest five consecutive calendar years of compensation out of the employee’s final ten years of compensation. The amount of the annual benefit payable monthly shall be: 1.45% of the average monthly compensation offset by .65% of the final average compensation not in excess of one-twelfth of covered compensation multiplied by total years of service (up to a maximum of 25 years); or the sum of the accrued benefit as of December 31, 1988 and the benefit as calculated above with total years of service reduced by the years of service prior to January 1, 1989.

The named executive officers’ annual earnings taken into account under this formula include base salary and any annual cash or stock incentive payments, if any, but may not exceed an IRS-prescribed limit applicable to tax qualified plans ($255,000 for 2012).

Pension benefits fully vest after the completion of five years of service. Prior to that time the benefit is not vested.

The supplemental executive retirement plan, or SERP, was established for the named executive officers to replace any pension benefit the named executive officers might lose due to the IRS-prescribed limit applicable to tax-qualified plans. The SERP benefit is calculated based on the same formula as the defined benefit plan.

Name	Plan Name	Number of Years Credited Service (#)	(1) Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Robert A. Stine	Defined Benefit Plan	17	676,693	—
	Supplemental Executive Retirement Plan(2)	31	4,718,204	—

Allen E. Lyda	Defined Benefit Plan	23	568,171	—
	Supplemental Executive Retirement Plan	23	491,566	—

Joe Drew	Defined Benefit Plan	12	442,821	—
	Supplemental Executive Retirement Plan	12	219,135	—

Dennis Atkinson	Defined Benefit Plan	37	806,379	—
	Supplemental Executive Retirement Plan	—	—	—

Kathleen Perkinson(3)	None			—

Greg Tobias(3)	None

1.	The present value of the accumulated benefit is based upon the same assumptions and measurements that are used in the preparation of the audited financial statements for the current year. See Note 13, Retirement Plans, to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for the valuation method and these assumptions.
2.	Mr. Stine receives 1.85 years of service for every year of service within the SERP up to a total of 30 years of service. Once 30 years of service is reached in the SERP then Mr. Stine receives an additional year of service for each year he works. This was provided for in Mr. Stine’s employment contract so that he could receive a full pension benefit at retirement in consideration of his age when joining the Company. This is a benefit provided to Mr. Stine and is not available to the other named executive officers. The increase in benefit related to the additional years of service in the SERP plan is approximately $1.4 million.
3.	Ms. Perkinson and Mr. Tobias joined the Company after the defined benefit plan had been amended to allow no new participants.

Fiscal Year 2012 Nonqualified Deferred Compensation Table

The nonqualified deferred compensation plan allows the deferral of salary, bonuses and vested restricted stock or performance units and there are no limits on the extent of deferral permitted. The plan is available for the named executive officers and directors of the Company. Each of the named executive officers with deferred compensation have elected to defer payment until termination of employment at which time payment will be made in a lump sum in accordance with Internal Revenue Code Section 409A. Withdrawals are provided for in the plan for unforeseeable emergencies such as financial hardship from illness or accident, loss of property due to casualty, or other similar extraordinary circumstance arising as a result of events beyond control of the employee, each as determined by the Company. A distribution based on an unforeseeable emergency is made only with the consent of the Company.

The decision by each named executive officer to defer future compensation and the distribution date of any deferral is determined at the end of each fiscal year for awards that may be received in the coming new year. The Company does not contribute to the nonqualified deferred compensation plan for the benefit of any named executive officer or director. Earnings from any cash contributed or stock that is converted to cash by a named executive officer or director are based upon the market return of the investment in which such officer or director directed his or her contribution. All holdings in the nonqualified deferred compensation plan are in the form of Company stock. No shares have been converted to cash within the plan.

Name	Executive Contributions in Last FY ($)	Aggregate Earnings (loss) in Last FY(2) ($)	Aggregate Balance at Last FYE(1) ($)
Robert A. Stine	—	45,313	353,443

Allen E. Lyda	—	36,702	286,276

Joe Drew	—	36,702	286,276

Dennis Atkinson	—	10,613	82,780

Kathleen Perkinson	—	—	—

Greg Tobias	—	—	—

1.	All amounts reported in the aggregate balance at last fiscal year end previously were reported as compensation to the named executive officer in the Summary Compensation Table for previous years.
2.	Aggregate earnings in the last fiscal year are based on the change in price of the Company’s stock from the prior year-end to December 31, 2012. This factor is used because all investments within the nonqualified deferred compensation plan are held in Company stock.

Fiscal Year 2012 Potential Payments Upon Termination or Change in Control

The Company has entered into a severance agreement with each of the named executive officers that provides for specified benefits upon a change of control. A change in control is deemed to have occurred if (i) there is an acquisition by any person or group (excluding current ownership) of 20% or more of the outstanding shares of the Company; (ii) the Company sells all or substantially all of its assets; or (iii) the Company merges or consolidates with another entity.

Benefits are payable to a named executive officer as a result of termination of employment in connection with a change in control if the named executive officer is terminated without cause during the two years after the occurrence of a change in control or the named executive officer is terminated prior to a change in control at the request of a third party who has taken steps to effect a change in control. The named executive officer will also receive benefits if he or she voluntarily terminate employment after a change in control if the named executive officer has been assigned substantial reductions in duties and responsibilities, received a reduction in base salary, or had an annual bonus opportunity eliminated or significantly reduced (i.e. a resignation for good reason). A named executive officer’s employment shall be deemed to have been terminated for cause if employment is terminated as a result of failure to perform his or her duties, willful misconduct or breach of fiduciary duty, fraud, and wrongful disclosure of confidential information.

Change in control benefits include a continuation of base salary for a period of 36 months for the Chief Executive Officer and 30 months for the other named executive officers, and a lump sum payment of two and one half times the named executive officer’s average bonus for the previous three years. The named executive officers are also entitled to receive a continuation of health and other insurance benefits over the salary continuation period. Each named executive officer also has the right for a three-month period to continue use of any perquisites he or she may have had prior to the change in control. Generally, all unvested performance unit awards will vest at target achievement levels upon a change in control whether or not the named executive officer is terminated. During the period of time described above during which benefits are to be received in connection with a change in control, the named executive officer must agree not to solicit any employees of the Company or disclose any confidential information related to the Company.

		After Change in Control(1)(2)
Name	Benefit	Termination w/o Cause or for Good Reason ($)	Change in Control No Termination ($)
Robert A. Stine	Salary Continuation	1,500,000
	Bonus – Target	1,200,000
	Health Insurance	39,600
	Other Compensation(3)	43,865
	Equity Compensation	7,841,817	7,841,817

	Total Value	10,625,282	7,841,817

Allen E. Lyda	Salary Continuation	625,000
	Bonus – Target	343,750
	Health Insurance	33,000
	Other Compensation(3)	111,225
	Equity Compensation	2,812,886	2,812,886

	Total Value	3,925,861	2,812,886

Joe Drew	Salary Continuation	562,500
	Bonus – Target	309,375
	Health Insurance	33,000
	Other Compensation(3)	61,529
	Equity Compensation	2,685,571	2,685,571

	Total Value	3,651,975	2,685,571

Kathleen Perkinson	Salary Continuation	562,500
	Bonus – Target	309,375
	Health Insurance	33,000
	Other Compensation(3)	44,337
	Equity Compensation	2,723,816	2,723,816

	Total Value	3,673,028	2,723,816

Dennis Atkinson	Salary Continuation	462,500
	Bonus – Target	231,250
	Health Insurance	33,000
	Other Compensation(3)	77,879
	Equity Compensation	1,663,712	1,663,712

	Total Value	2,468,341	1,663,712

Gregory Tobias	Salary Continuation	587,500
	Bonus – Target	323,125
	Health Insurance	33,000
	Other Compensation(3)	19,651
	Equity Compensation	429,961	429,961

	Total Value	1,393,237	429,961

1.	For the above calculations, it is assumed that the triggering event took place on the last business day of 2012, and the stock price used in the above calculation was the per share price on that day ($28.08).
2.	Restricted stock and performance units vest upon a change in control. For purposes of this table, it is assumed all non-vested performance units and milestone units vest immediately at the target level. The value for vesting of performance unit awards and milestone performance awards is the closing market price on the last business day of 2012 ($28.08). Only stock options in the money were considered because it is assumed that options out of the money will not be exercised. Please see the Outstanding Equity Awards at 2012 Fiscal Year-End table on page 39 for option exercise prices.

3.	“Other Compensation” consists of accrued and unused vacation and personal paid leave at the time of termination and if the named executive officer has the right to use a Company vehicle prior to termination, the continuation of that benefit for a three-month period of time.

Director Compensation in Fiscal Year 2012

In 2012, non-employee directors received an annual retainer of $45,000 payable in common stock in arrears, quarterly, based on the closing price of the Company’s common shares at each quarter end. In addition, the Chairman of the Board received an annual retainer of $25,000 payable in common stock and the Chairman of each of the Audit, Compensation and Real Estate Committees received an annual retainer of $10,000 payable in common stock. Directors affiliated with a person or entity owning 15% or more of the Company’s total shares outstanding could elect to receive his or her entire annual retainer in cash. Directors are not paid any fees for board or committee meeting attendance.

Name	Fees Earned or Paid in Cash ($)	(1) Stock Awards ($)
John Goolsby(2)	—	62,482
Anthony Leggio(2)	—	28,911
Barbara Grimm-Marshall(2)	—	11,250
Norman Metcalfe(2)	—	58,754
Georege G. C. Parker(2)	—	55,000
Kent G. Snyder(2)	—	70,000
Geoffrey L. Stack(2)	—	58,754
Daniel R. Tisch(2)	—	36,092
Michael H. Winer(2)	45,000	—

1.	The amounts reported reflect the grant date fair value of stock awards granted in 2012 to each director. Please see Note 8, Stock Compensation Plan, to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for additional information regarding the valuation of stock awards. The number of stock awards granted each year is determined on a quarterly basis by dividing one fourth of the annual retainer by the closing stock price at the end of each quarter. During 2012, the directors received the following number of stock awards: Mr. Goolsby – 2,163 shares; Ms. Grimm-Marshall – 393 shares; Mr. Leggio – 1,000; Mr. Metcalfe – 2,122 shares; Mr. Parker – 1,908 shares; Mr. Snyder – 2,428 shares; Mr. Stack – 2,122 shares; Mr. Tisch – 1,251; and Mr. Winer – 0 shares.
2.	The director’s had the following vested but unexercised stock options at December 31, 2012; Mr. Goolsby – 0 shares; Mr. Leggio – 0 shares; Mr. Metcalfe – 1,261 shares; Mr. Parker – 1,261 shares; Mr. Snyder – 2,523 shares; Mr. Stack – 1,261 shares; Mr. Tisch – 0 shares; and Mr. Winer – 0 shares. None of the directors have unvested stock or option grants.
3.	Ms. Grimm-Marshall resigned from the Board in March 2012.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists the stock ownership of stockholders known to the Company to be the beneficial owners of more than 5% of the shares of the Company’s Common Stock outstanding as of March 12, 2013. The table also provides the stock ownership as of the same date of all directors, each executive officer named in the above Summary Compensation Table (the “named executive officers”), and all directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Third Avenue Management LLC 622 Third Avenue New York, NY 10017	2,645,676	(3)	13.08%

TowerView LLC 500 Park Avenue New York, NY 10022	2,600,000	(4)	12.85%

The London Company 1801 Bayberry Court, Suite 301 Richmond, Virgina 23226	2,498,416	(5)	12.35%

Directors

John L. Goolsby	16,267	(6)	below 1%

Anthony Leggio	1,000	(7)	below 1%

Norman Metcalfe	24,420	(7)	below 1%

George G.C. Parker	19,160	(6)	below 1%

Kent G. Snyder	17,170	(7)	below 1%

Geoffrey L. Stack	26,298	(8)	below 1%

Robert A. Stine	126,572	(9)	below 1%

Daniel Tisch	3,318,423	(4)	16.41%

Michael H. Winer	2,645,676	(3)	13.08%

Executive Officers

Dennis J. Atkinson	30,400	(8)	below 1%

Joseph E. Drew	50,161	(7)	below 1%

Allen E. Lyda	57,828	(8)	below 1%

Kathleen J. Perkinson	18,466	(7)	below 1%

Gregory Tobias	4,973	(7)	below 1%

All executive officers and directors as a group (15 persons)	6,338,888	*	31.34%*

*	Total does not include Ms. Perkinson due to resignation from the Company on February 28, 2013. See Form 8-K Filed February 28, 2013.

(1)

In each case, the named stockholder in the above table has the sole voting and investment power as to the indicated shares, except as set forth in the footnotes below, and except that all options, restricted stock and restricted stock units are held by directors and officers individually. For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares that such person owns or has the right to acquire within 60 days. As a result, we have included in the “Amount and Nature of Beneficial Ownership” column, shares of vested and unvested restricted stock granted to a beneficial owner. Such restricted stock has voting rights, irrespective of vesting. In addition, we have included restricted stock units that could possibly vest within 60 days of March 12, 2013, even though for any such restricted stock units shown to vest within that period, the beneficial owner would have to terminate his relationship with the Company.
(2)	For purposes of computing the “Percent of Class” column, any shares which such person does not currently own but has the right to acquire within 60 days of March 12, 2013 are deemed to be outstanding for the purpose of computing the percentage ownership of any person. Restricted stock is deemed outstanding, irrespective of vesting. Also included are restricted stock units that could possibly vest within 60 days of March 12, 2013, even though for any such restricted stock units shown to vest within that period, the beneficial owner would have to terminate his relationship with the Company.
(3)	Based on information included in a Schedule 13G filed on February 14, 2013 by Third Avenue Management LLC. The same Schedule 13G also states that Transamerica Third Avenue Value VP, an investment company registered under the Investment Company Act of 1940, has the right to receive dividends from, and the proceeds from the sale of, 64,269 of the shares reported by Third Avenue Management, or TAM; AIC Corporate Fund Inc., a mutual fund corporation formed by Articles of Incorporation under the laws of Ontario, has the right to receive dividends from, and the proceeds from the sale of, 18,482 of the shares reported by TAM; Transamerica Third Avenue Value, an investment company registered under the Investment Company Act of 1940, has the right to receive dividends from, and the proceeds from the sale of, 86,299 of the shares reported by TAM; Third Avenue Real Estate Value Fund, an investment company registered under the Investment Company Act of 1940, has the right to receive dividends from, and the proceeds from the sale of, 941,627 of the shares reported by TAM; Third Avenue Real Estate Value Fund UCITS, an umbrella open-ended investment company authorized by the Irish Financial Services Regulatory Authority under the European Communities (Undertakings for Collective Investment in Transferable Securities) Regulations, has the right to receive dividends from, and the proceeds from the sale of, 7,190 of the shares reported by TAM; Third Avenue Value Fund, an investment company registered under the Investment Company Act of 1940, has the right to receive dividends from, and the proceeds from the sale of, 1,409,706 of the shares reported by TAM; Third Avenue Value Fund UCITS, an umbrella open-ended investment company authorized by the Irish Financial Services Regulatory Authority under the European Communities (Undertakings for Collective Investment in Transferable Securities) Regulations, has the right to receive dividends from, and the proceeds from the sale of, 20,629 of the shares reported by TAM; Third Avenue Value Portfolio of the Third Avenue Variable Series Trust, an investment company registered under the Investment Company Act of 1940, has the right to receive dividends from, and the proceeds from the sale of, 81,133 of the shares reported by TAM; and various separately managed accounts for whom TAM acts as investment advisor have the right to receive dividends from, and the proceeds of the sale of, 16,341 of the shares reported by TAM. Mr. Winer is a portfolio Manager of Third Avenue Management LLC and has dispositional authority and voting authority over 2,645,676 shares. Mr. Winer disclaims beneficial ownership of the shares owned by said entities for all other purposes.
(4)	Based on information included in a Schedule 13D filed on March 22, 2012 by TowerView LLC with the SEC pursuant to the Exchange Act. TowerView LLC has sole voting power and investment power over the 2,600,000 shares of common stock shown. Mr. Tisch has dispositional and voting authority over all shares owned by Towerview LLC. Mr. Tisch also has dispositional and voting authority over 717,172 shares owned by DT Four Partners and 1,251 shares owned directly.
(5)	Based on information included in a Schedule 13G/A filed on February 6, 2013 by The London Company with the SEC pursuant to the Exchange Act. The Schedule 13G/A states that The London Company shares the power to dispose or to direct the disposition of 188,074 of the shares.
(6)

The 16,267 shares owned by Mr. Goolsby are held in his personal investment accounts. The shares owned by Mr. Parker include 17,497 shares in his personal investment accounts and 1,663 restricted stock units that could possibly vest within 60 days. The shares owned by each of Mr. Goolsby and Mr. Parker in their personal investment accounts are held by a family trust, respectively, concerning which each director and his respective spouse share voting and investment power.
(7)	The shares owned by Mr. Metcalfe include 12,517 shares in his personal investment accounts and 11,903 restricted stock units that could possibly vest within 60 days of March 12, 2013. The shares owned by Mr. Snyder include 9,833 shares in his personal investment accounts and 7,877 restricted stock units that could possibly vest within 60 days of March 12, 2013. The 1,000 shares owned by Mr. Leggio shares are held in his personal investment accounts. The shares owned by Mr. Drew include 33,092 in his personal investment accounts and 17,069 restricted stock units that could possibly vest within 60 days of March 12, 2013. The shares owned by Mr. Tobias include 1,251 in his personal investment accounts and 3,722 restricted stock units that could possibly vest within 60 days of March 12, 2013. The shares owned by Ms. Perkinson include 11,703 in her personal investment accounts and 6,763 restricted stock units that could possibly vest within 60 days of March 12, 2013.
(8)	The shares owned by Mr. Stack include 14,783 shares in his personal investment accounts and 11,515 restricted stock units that could possibly vest within 60 days of March 12, 2013. The shares owned by Mr. Atkinson include 19,701 shares in his personal investment accounts and 11,329 shares of restricted stock that could possibly vest within 60 days of March 12, 2013. The shares owned by Mr. Lyda include 40,297 shares in his personal investment accounts and 17,531 restricted stock units that could possibly vest within 60 days of March 12, 2013. The shares owned by each of Messrs. Stack, Lyda and Atkinson in their accounts are held as community property concerning which the named person and his spouse share voting and investment power.
(9)	Mr. Stine, as the President and Chief Executive Officer of the Company, is an executive officer as well as a director. The shares owned by Mr. Stine include 92,678 shares in his personal investment accounts and, 33,894 shares of restricted stock units that could possibly vest within 60 days of March 12, 2013. Of the shares in Mr. Stine’s accounts, some of the shares are held by a family trust and some are held as community property. In each case he and his spouse share voting and investment power.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board has furnished the following report:

The Audit Committee reviewed Tejon Ranch Co.’s (the “Company’s”) financial reporting process on behalf of the Board of Directors (the “Board”). Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management and Ernst & Young LLP, the Company’s independent registered public accounting firm, the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed with the independent auditors their independence from the Company and its management. The Audit Committee has also considered whether Ernst & Young LLP’s provision of non-audit services to the Company is compatible with their independence.

Based on the reviews and discussions referred to in the preceding paragraphs, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission.

George G.C. Parker (Chairman), John Goolsby, Anthony Leggio,

Geoffrey L. Stack

Members of the Audit Committee

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, officers and persons who beneficially own more than 10% of the Company’s outstanding Common Stock, to file reports of ownership and changes in beneficial ownership of the Company’s Common Stock on Form 3, Form 4, and Form 5, as appropriate, with the SEC and to furnish the Company with copies of all such Section 16(a) reports that they file. Based solely on the review of copies of such reports and amendments thereto and other information furnished to the Company, the Company believes that, during 2012, all officers, directors and persons who beneficially own more than 10% of the Company’s Common Stock complied in a timely manner with all filing requirements.

Related Person Transactions

The Board follows certain policies and procedures developed for the review and approval of all transactions with related persons, pursuant to which the Board reviews the material facts of, and either approves or disapproves of, the Company’s entry into any transaction, arrangement or relationship or any series thereof in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (ii) the Company is a participant, and (iii) any related person has or will have a direct or indirect material interest (other than solely as a result of being a director or less than ten percent beneficial owner of another entity).

The Board reviews all relationships and transactions in which both the Company and any related person are participants to determine whether such related persons have a direct or indirect material interest in such transaction. A “related person” is any executive officer, director or director nominee of the Company, or any beneficial owner of more than five percent of the Company’s Common Stock, or any immediate family member of any of the foregoing. The Company discloses transactions in its proxy statements with related persons in accordance with Item 404 of Regulation S-K.

In the course of the Board’s review and approval or ratification of a related party transaction, the Board considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

•	any other matters the Board deems appropriate.

Any member of the Board who is a related person with respect to a transaction under review may not participate in the deliberation or vote respecting approval or ratification of the transaction, provided that such director may be counted in determining the presence of a quorum at a meeting that considers the transactions. There have been no related party transactions since the beginning of 2012.

Financial Information

Both the Company’s Annual Report to Stockholders and the Company’s Annual Report on Form 10-K (including the financial statements and financial statement schedules but without exhibits) as filed with the SEC accompany this Proxy Statement. Both reports may be obtained without charge by calling (661) 248-3000, or by written request to the Corporate Secretary, Tejon Ranch Co., Post Office Box 1000, Lebec, California 93243.

Notice of Internet Availability

You can now access the 2012 Annual Report and the 2013 Proxy Statement for the 2013 Annual Meeting via the Internet at the following address: http://materials.proxyvote.com/879080.

The enclosed information has been provided to you to enable you to cast your vote in one of three convenient ways: (1) via the Internet, (2) by telephone, or (3) by returning it in the enclosed postage-paid envelope. Whichever method you choose, you are encouraged to vote.

You can also eliminate the mailing of this information in the future by electing to receive this data through the internet and by an email directing you to vote electronically. This election can be made as you vote your proxy via the Internet by providing your email address when prompted.

Communications with Directors

Any stockholder or other party interested in communicating with members of the Board, any of its committees, the independent directors as a group or any of the independent directors may send written communications to Tejon Ranch Co., P.O. Box 1000, Lebec, California 93243, Attention: Corporate Secretary, or via the “Contact” link on the Company’s website, www.tejonranch.com. Communications received in writing are forwarded to the Board, committee or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The Corporate Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Stockholder Proposals for 2014 Annual Meeting

Stockholder proposals to be presented at the 2014 Annual Meeting, pursuant to Rule 14a-8 under the Exchange Act, must be received by the Company no later than December 1, 2013 in order to be considered for inclusion in the Company’s proxy materials for that meeting. Such proposals must be submitted in writing to the principal executive offices of the Company at the address set forth on the first page of this Proxy Statement.

In addition, the Company’s Certificate of Incorporation requires that the Company be given advance written notice of stockholder nominations for election to the Company’s Board and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company’s proxy materials in accordance with Rule 14a-8 under the Exchange Act, as discussed above). Such nomination or other proposal will be considered at the 2014 Annual Meeting only if it is delivered to or mailed and received at the principal executive offices of the Company at the address set forth on the first page of this Proxy Statement not less than 30 days nor more than 60 days prior to the meeting as originally scheduled, but if less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to the stockholders, then the notice must be received not later than the close of business on the tenth (10th) day following the day on which the Notice of Annual Meeting of Stockholders was mailed or the public disclosure was made. A stockholder’s notice to the Secretary regarding a nomination for election to the Company’s Board must set forth: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required pursuant to the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving notice, (A) the stockholder’s name and address, as they appear on the Company’s books, and (B) the class and number of shares of the Company which are beneficially owned by the stockholder. A stockholder’s notice to the Secretary regarding other matters must set forth as to each matter the stockholder proposes to bring before the Annual Meeting: (i) a brief description of the business desired to be brought before the Annual Meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

Stockholders Sharing the Same Last Name and Address

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding the Company’s Common Stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name will receive only one copy of our proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our annual report and/or proxy statement mailed to you, please submit a request to our Corporate Secretary at Tejon Ranch Co., P.O. Box 1000, Lebec, California 93243; telephone 661-248-3000, and we will promptly send you what you have requested. You can also contact our Corporate Secretary if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

Other Business

Management does not know of any matter to be acted upon at the 2013 Annual Meeting other than those described above, but if any other matter properly comes before the meeting, the persons named on the enclosed proxy will vote thereon in accordance with their best judgment.

Stockholders are urged to sign and return their proxies without delay.

For the Board of Directors,

KENT G. SNYDER, Chairman of the Board

ALLEN E. LYDA, Chief Financial Officer, Assistant Secretary

APPENDIX A

ATTACHMENT A TO CORPORATE GOVERNANCE GUIDELINES

The Nominating and Corporate Governance Committee annually reviews the independence of all directors, and reports its findings to the Board of Directors. Based upon the report and the directors’ consideration, the Board of Directors determines which directors shall be deemed independent.

A director will be deemed independent if it is determined that he or she has no material relationship with the corporation, either directly or through an organization that has a material relationship with the corporation. A relationship is “material” if, in the judgment of the Board of Directors, it might reasonably be considered to interfere with the exercise of independent judgment. Ownership of stock of the corporation is not, in itself, inconsistent with a finding of independence. In addition, an Audit Committee member must also be independent within the meaning of the New York Stock Exchange’s listing requirements for audit committees, and the requirements set forth in Rule 10A-3 of the Securities Exchange Act of 1934, as amended. The following specific standards are utilized in determining whether a director shall be deemed independent:

•	the director is not, and in the past three years has not been, an employee of Tejon Ranch Co. or any of its subsidiaries (collectively, “Tejon”);

•	an immediate family member of the director is not, and in the past three years has not been, employed as an executive officer of Tejon;

•

neither the director nor a member of the director’s immediate family is, or in the past three years has been, affiliated with or employed by Tejon’s present or former (within three years) internal or external auditor;

•

neither the director nor a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of another company where any of Tejon’s present executives serve on that company’s compensation committee;

•

neither the director nor a member of the director’s immediate family receives or has received more than $120,000 per year in direct compensation from Tejon in the past three years, other than director and committee fees and pensions or other forms of deferred compensation for prior services (provided such compensation is not contingent in any way on continued service);

•

(a) the director is not a current partner or employee of a firm that is Tejon’s internal or external auditor; (b) the director does not have an immediate family member who is a current partner of such a firm; (c) the director does not have an immediate family member who is a current employee of such a firm and personally works on the listed company’s audit; or (d) the director or an immediate family member was not within the last three years a partner or employee of such a firm and personally worked on Tejon’s audit within that time;

•

the director is not, nor are any of the director’s immediately family members, currently an executive officer of a company that makes payments to, or receives payments from, Tejon for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

For purposes of this Attachment A, an “immediate family member” means a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than an employee) who shares such person’s home.

A-1

APPENDIX B

TEJON RANCH CO.

AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN

Section 1. PURPOSE OF PLAN

The purpose of this Amended and Restated 1998 Stock Incentive Plan (this “Plan”) of Tejon Ranch Co., a Delaware corporation (the “Company”), is to enable the Company and its subsidiaries to attract, retain and motivate their employees, consultants and advisers by providing for or increasing the proprietary interests of such persons in the Company.

Section 2. PERSONS ELIGIBLE UNDER PLAN

Any person, including any director of the Company, who is an employee, consultant or adviser of the Company or any of its subsidiaries (a “Grantee”) shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder; provided, however, that only those Grantees who are employees of the Company or any of its subsidiaries shall be eligible to be considered for the grant of Incentive Stock Options (as hereinafter defined) hereunder.

Section 3. AWARDS

(a) The Board of Directors of the Company (the “Board”) or the Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with a Grantee that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of Common Stock, par value $0.50 per share, of the Company (the “Common Shares”) or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as such Rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the “grant” of an “Award.”

(b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, restricted stock units, stock options, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

(c) Common Shares may be issued pursuant to an Award for any lawful consideration as determined by the Board or Committee, including, without limitation, services rendered by the recipient of such Award.

(d) The exercise period for Awards granted in the form of options or stock appreciation rights (or similar Awards) shall not be more than 120 months from the date the option is granted.

(e) Awards shall provide that neither the Award nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution or any transfer to a guardian or other personal representative in connection with the disability of the Grantee.

(f) Awards granted in the form of options or stock appreciation rights (or similar Awards) shall be exercisable at such times and in such amounts as are determined by the Board of Directors or the Committee, shall not be granted with exercise prices lower than the fair market value of the underlying shares on grant date, and in no event shall any Awards be granted to any one person in any one calendar year with respect to more than 500,000 Common Shares.

(g) Subject to the provisions of this Plan, the Board or the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

(i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient’s tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

A.	the delivery of previously owned shares of capital stock of the Company or other property,

B.	a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award,

C.	the delivery of a promissory note, the terms and conditions of which shall be determined by the Board or the Committee, or

D.	cash in the form of a personal, cashier’s or certified bank check;

(ii) a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 8 hereof; or

(iii) a provision required in order for such Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986 (the “Code”) (such option, an “Incentive Stock Option”).

Section 4. PERFORMANCE CRITERIA

(a) The Board or the Committee may establish performance criteria and level of achievement versus such criteria that shall determine the number of Common Shares to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Qualifying Performance Criteria (as hereinafter defined) or other standards of financial performance and/or personal performance evaluations. In addition, the Board or the Committee may specify that an Award or a portion of an Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for such Award or portion of an Award (other than an Award in the form of options) that is intended by the Board or the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Board or the Committee and specified at the time the Award is granted. The Board or the Committee, as applicable, shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award (other than an Award in the form of options) that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of Common Shares issued under or the amount paid under an Award (other than an Award in the form of options) may, be reduced, but not increased, by the Board or the Committee, as applicable, on the basis of such further considerations as the Board or the Committee, as applicable, in its sole discretion shall determine.

(b) For purposes of this Plan, the term “Qualifying Performance Criteria” will mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or related company, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Board or Committee in the award: (i) internal rate of return; (ii) net cash flow (net cash from operations and cash used for capital investment); (iii) EBITDA; (iv) timing of the receipt of entitlements; (v) number of units entitled; (vi) number of acres absorbed; (vii) return on average common stockholders’ equity;

(viii) return on average equity; (ix) return on tangible equity; (x) total stockholder return; (xi) stock price appreciation; (xii) earnings per diluted share of common stock; (xiii) operating earnings (including earnings before transaction-related expense) per diluted share of common stock; (xiv) net operating earnings (including earnings less transaction-related expense) per diluted share of common stock; and (xv) return on average assets. To the extent consistent with Section 162(m) of the Code, the Board or the Committee, as applicable, may provide, at the time an Award is granted or at any time during the first 90 days of the applicable performance period (or prior to the expiration of 25% of the performance period if the performance period less than one year, or at such later time if permitted pursuant to Section 162(m)), that any evaluation of performance under a Qualifying Performance Criteria shall include or exclude any of the following events that occurs during the applicable performance period: (A) the effects of charges for restructurings, discontinued operations, extraordinary items, (B) items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle, (C) the cumulative effect of accounting change, (D) asset write-downs, (E) litigation, claims, judgments, settlements or loss contingencies, (F) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (G) accruals for reorganization and restructuring programs and (H) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company.

Section 5. STOCK SUBJECT TO PLAN

(a) The aggregate number of Common Shares that may be issued and issuable pursuant to all Awards, including Incentive Stock Options granted under this Plan, shall not exceed 3,150,000 (subject to adjustment as provided in Section 8).,

(b) For purposes of Section 5(a), the aggregate number of Common Shares issued pursuant to Awards granted under this Plan at any time shall equal only the number of Common Shares actually issued upon exercise or settlement of an Award. In addition, Common Shares subject to an Award granted under this Plan shall not count as Common Shares issued under this Plan and shall be added back to the Share Limitation under this Plan if such Common Shares are: (i) Common Shares that were subject to a stock option or stock appreciation right (or similar Award) and were not issued upon the net settlement or net exercise of such Award, (ii) Common Shares delivered to or withheld by the Company to pay the exercise or pursuant price of a stock option or other Award, or (iii) Common Shares delivered to or withheld by the Company to pay the withholding taxes related to the vesting, exercise or settlement of any Award. Common Shares subject to Awards that have been canceled, expired, forfeited or otherwise not issued under an Award and Common Shares subject to Awards settled in cash shall not count as Common Shares issued under this Plan.

Section 6. DURATION OF PLAN

No Awards shall be granted under this Plan after January 25, 2023. Although Common Shares may be issued after January 25, 2023 pursuant to Awards granted prior to such date, no Common Shares shall be issued under this Plan after January 25, 2033.

Section 7. ADMINISTRATION OF PLAN

(a) This Plan shall be administered by the Board or a committee thereof consisting of two or more directors, as provided in Section 7(c).

(b) Subject to the provisions of this Plan, the Board or the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

(i) adopt, amend and rescind rules and regulations relating to this Plan;

(ii) determine which persons meet the requirements of Section 2 hereof for eligibility under this Plan and to which of such eligible persons, if any, Awards shall be granted hereunder;

(iii) grant Awards to eligible persons and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

(iv) determine whether, and the extent to which adjustments are required pursuant to Section 9 hereof; and

(v) interpret and construe this Plan and the terms and conditions of any Award granted hereunder.

(c) The Board may delegate administration of this Plan to a committee composed of not fewer than two (2) members of the Board (the “Committee”). To the extent required to satisfy the requirements of Rule 16b-3 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (the “Code”), the Committee shall consist of two or more directors that meet the requirement under Rule 16b-3 for “non-employee directors.” If administration is delegated to a Committee, the Committee shall have, in connection with the administration of this Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of this Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of this Plan.

(d) All decisions, determinations and interpretations by the Board or the Committee regarding the Plan shall be final and binding on all Grantees. The Committee or the Board of Directors, as applicable, shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

(e) The terms and conditions that apply to Awards need not be uniform among all Awards, among all Awards of the same type, among all Awards granted to the same Grantee, or among all Awards granted at the same time.

Section 8. NO REPRICING

Other than in connection with a change in the Company’s capitalization (as described in Section 9), the exercise or purchase price of an outstanding option or stock appreciation right (or similar Award) may not be reduced after the date of grant nor may any outstanding option or stock appreciation right (or similar Award) with an exercise or purchase price in excess of fair market value be surrendered to the Company as consideration for cash, the grant of a new option or stock appreciation right (or similar Award) with a lower exercise or purchase price or the grant of another Award without approval by a majority of the holders of the outstanding shares of Common Shares of the Company.

Section 9. ADJUSTMENTS

If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of shares or securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a dividend paid out of earned surplus) or other distribution, stock dividend, stock split, reverse stock split or the like, or in the event that substantially all of the assets of the Company are sold, the Committee shall make appropriate and proportionate adjustments in (a) the number and type of shares or other securities that may thereafter be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under this Plan and (b) the maximum number and type of shares or other securities of the Company that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under this Plan.

Section 10. AMENDMENT AND TERMINATION OF PLAN

The Board may amend, alter or terminate this Plan or any agreement evidencing an Award made under this Plan at any time and in any manner, but any such amendment shall be subject to approval of the stockholders of the Company to the extent required by law or by any applicable listing standard of the New York Stock Exchange or other securities exchange or stock market where the Company has listed Common Shares. Further, no such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto. In addition, unless approved by a majority of the stockholders of the Company, no such amendment shall be made that would:

(a) materially increase the maximum number of Common Shares for which Awards may be granted under this Plan, other than an increase pursuant to Section 9;

(b) reduce the exercise price of outstanding stock options or stock appreciation rights, as described in Section 8;

(c) extend the term of this Plan; or

(d) change the class of persons eligible to be Grantees.

Section 11. EFFECTIVE DATE OF PLAN

This amendment and restatement of this Plan shall be effective as of December 12, 2012, the date upon which it was approved by the Board; provided, however, that no Common Shares may be issued under this Plan until it has been approved, directly or indirectly, by a majority vote of the holders of the outstanding Common Shares of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Delaware. If an Award granted under this Plan takes the form of an option, it shall be rescinded if such stockholder approval is not obtained within 12 months after the date set forth above upon which this Plan was approved by the Board.

Section 12. STOCK EXCHANGE REQUIREMENTS; APPLICABLE LAWS

Notwithstanding anything to the contrary in this Plan, no Common Shares purchased upon exercise of an Award, and no certificate representing all or any part of such shares, shall be issued or delivered if (a) such shares have not been admitted to listing upon official notice of issuance on each stock exchange upon which shares of that class are then listed or (b) in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any Federal, state or other securities law, or any requirement of any listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company.

Section 13. SECTION 409A

It is intended that any options and incentive stock awards issued pursuant to this Plan and any Award agreement shall not constitute “deferrals of compensation” within the meaning of Section 409A of the Code and, as a result, shall not be subject to the requirements of Section 409A of the Code. It is further intended that any restricted stock units issued pursuant to this Plan and any award agreement or other written document establishing the terms and conditions of the stock award (which may or may not constitute “deferrals of compensation,” depending on the terms of each stock award) shall avoid any “plan failures” within the meaning of Section 409A(a)(1) of the Code. This Plan and each award agreement or other written document establishing the terms and conditions of an award are to be interpreted and administered in a manner consistent with these intentions. However, no guarantee or commitment is made that this Plan, any award agreement or any other written document establishing the terms and conditions of an award shall be administered in accordance with the requirements of Section 409A of the Code, with respect to amounts that are subject to such requirements, or that this Plan, any award agreement or any other written document establishing the terms and conditions of an award shall be administered in a manner that avoids the application of Section 409A of the Code, with respect to amounts that are not subject to such requirements.

Section 14. MISCELLANEOUS

(a) Funding of Plan. This Plan is intended to be an unfunded plan. The Company shall not be required to establish or fund any special or separate account or to make any other segregation of assets to assure the payment of any Award under this Plan. Grantees are and shall at all times be general creditors of the Company with respect to their Awards. If the Committee or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under this Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

(b) Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(c) Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, any feminine term used herein shall include the masculine, and the plural shall include the singular and the singular shall include the plural.

(d) Severability. If any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(e) Rules of Construction. Whenever any provision of this Plan refers to any law, rule, or regulation, such provision shall be deemed to refer to the law, rule, or regulation currently in effect and, when and if such law, rule, or regulation is subsequently amended or replaced, to the amended or successor law, rule, or regulation. The term “including” shall be deemed to include the words “including without limitation.”

(f) No Liability of the Company. The Company and any subsidiary or affiliate which is in existence or hereafter comes into existence shall not be liable to a Grantee or any other person as to: (i) the non-issuance or sale of shares of Common Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Shares hereunder; and (ii) any tax consequence expected, but not realized, by any Grantee or other person due to the receipt, exercise or settlement of any Award granted hereunder.

(g) Non-Exclusivity of this Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

(h) Governing Law. This Plan and any agreements hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

APPENDIX C

TEJON RANCH CO.

AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

Section 1. PURPOSE OF PLAN

The purpose of this Amended and Restated Non-Employee Director Stock Incentive Plan (this “Plan”) of Tejon Ranch Co., a Delaware corporation (the “Company”), is to enable the Company to attract, retain and motivate its non-employee directors by providing for or increasing the proprietary interests of such persons in the Company.

Section 2. PERSONS ELIGIBLE UNDER PLAN

Any person who is a director of the Company and is not a full-time employee of the Company or any of its wholly-owned or majority owned subsidiaries (a “Grantee”) shall be eligible to be considered for the grant of Awards (as hereinafter defined) under this Plan. For purposes of this Plan directors who work as employees part time or full time on a temporary basis (as determined by the Board of Directors) shall be eligible to be considered for the grant of Awards under this Plan.

Section 3. AWARDS

(a) The Board of Directors of the Company (the “Board”) or the Committee (as hereinafter defined) may authorize and direct one or more officers of the Company to enter into, on behalf of the Company, any type of arrangement with a Grantee that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of common stock, par value $0.50 per share, of the Company (the “Common Shares”) or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as such Rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the “grant” of an “Award.”

(b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, restricted stock units, stock options, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

(c) Common Shares may be issued pursuant to an Award for any lawful consideration as determined by the Board or the Committee, including, without limitation, services rendered by the recipient of such Award.

(d) The exercise period for awards granted in the form of options or stock appreciation rights (or similar Awards) shall be not more than 120 months from the date the option is granted.

(e) Awards shall provide that neither the Awards nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution or any transfer to a guardian or other personal representative in connection with the disability of the Grantee.

(f) Awards granted in the form of options or stock appreciation rights (or similar Awards) shall be exercisable at such times and in such amounts as are determined by the Board or the Committee.

(g) Subject to the other specific provisions of this Plan, the Board or the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things, a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient’s tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

(i) the delivery of previously owned shares of capital stock of the Company or other property,

(ii) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award,

(iii) the delivery of a promissory note, the terms and conditions of which shall be determined by the Board, and/or

(iv) cash in the form of a personal or cashier’s or bank certified check.

Section 4. STOCK SUBJECT TO PLAN

(a) At any time, the aggregate number of Common Shares issued and issuable pursuant to all Awards granted under this Plan shall not exceed 400,000 ( the “Share Limitation”), subject to adjustment as provided in Section 8 hereof.

(b) For purposes of Section 4(a), the aggregate number of Common Shares issued pursuant to Awards granted under this Plan at any time shall equal only the number of Common Shares actually issued upon exercise or settlement of an Award. In addition, Common Shares subject to an Award granted under this Plan shall not count as Common Shares issued under this Plan and shall be added back to the Share Limitation under this Plan if such Common Shares are: (i) Common Shares that were subject to a stock option or stock appreciation right (or similar Award) and were not issued upon the net settlement or net exercise of such Award, (ii) Common Shares delivered to or withheld by the Company to pay the exercise or pursuant price of a stock option or other Award, or (iii) Common Shares delivered to or withheld by the Company to pay the withholding taxes related to the vesting, exercise or settlement of any Award. Common Shares subject to Awards that have been canceled, expired, forfeited or otherwise not issued under an Award and Common Shares subject to Awards settled in cash shall not count as Common Shares issued under this Plan.

Section 5. DURATION OF PLAN

No Awards shall be granted under this Plan after December 31, 2022. Although Common Shares may be issued after December 31, 2022 pursuant to Awards granted on or prior to such date, no Common Shares shall be issued under this Plan after December 31, 2032.

Section 6. ADMINISTRATION OF PLAN

(a) This Plan shall be administered by the Board or a committee thereof consisting of two or more directors, as provided in Section 6(c).

(b) Subject to the provisions of this Plan, the Board or the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

(i) adopt, amend and rescind rules and regulations relating to this Plan;

(ii) determine which persons meet the requirements of Section 2 hereof for eligibility under this Plan and to which of such eligible persons, if any, Awards shall be granted hereunder;

(iii) grant Awards to eligible persons and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

(iv) determine whether, and the extent to which adjustments are required pursuant to Section 8 hereof; and

(v) interpret and construe this Plan and the terms and conditions of any Award granted hereunder.

(c) The Board may delegate administration of this Plan to a committee composed of not fewer than two (2) members of the Board (the “Committee”). To the extent required to satisfy the requirements of Rule 16b-3 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (the “Code”), the Committee shall consist of two or more directors that meet the requirement under Rule 16b-3 for “non-employee directors.” If administration is delegated to a Committee, the Committee shall have, in connection with the administration of this Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of this Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of this Plan.

(d) All decisions, determinations and interpretations by the Board or the Committee regarding the Plan shall be final and binding on all Grantees. The Committee or the Board of Directors, as applicable, shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

(e) The terms and conditions that apply to Awards need not be uniform among all Awards, among all Awards of the same type, among all Awards granted to the same Grantee, or among all Awards granted at the same time.

Section 7. NO REPRICING

Other than in connection with a change in the Company’s capitalization (as described in Section 8), the exercise or purchase price of an outstanding option or stock appreciation right (or similar Award) may not be reduced after the date of grant nor may any outstanding option or stock appreciation right (or similar Award) with an exercise or purchase price in excess of fair market value be surrendered to the Company as consideration for cash, the grant of a new option or stock appreciation right (or similar Award) with a lower exercise or purchase price or the grant of another Award without approval by a majority of the holders of the outstanding shares of Common Shares of the Company.

Section 8. ADJUSTMENTS

If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of shares or securities or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, reclassification, dividend (other than a dividend paid out of earned surplus), or other distribution, stock dividend, stock split, reverse stock split or the like, or in the event that substantially all of the assets of the Company are sold, then, unless the terms of such transaction or document evidencing an Award shall provide otherwise, the Committee may make appropriate and proportionate adjustments in (a) the number and type of shares or other securities of the Company that may be acquired pursuant to Awards theretofore granted under this Plan and (b) the maximum number and type of shares or other securities of the Company that may be issued pursuant to Awards thereafter granted under this Plan.

Section 9. AMENDMENT AND TERMINATION OF PLAN

The Board may amend, alter or discontinue this Plan or any agreement evidencing an Award made under this Plan, but any such amendment shall be subject to approval of the stockholders of the Company to the extent required by law or by any applicable listing standard of the New York Stock Exchange or other securities exchange or stock market where the Company has listed Common Shares. In addition, unless approved by a majority of the stockholders of the Company, no such amendment shall be made that would:

(a)	materially increase the maximum number of Common Shares for which Awards may be granted under the Plan, other than an increase pursuant to Section 8;

(b)	reduce the exercise price of outstanding stock options or stock appreciation rights, as described in Section 7;

(c)	extend the term of this Plan; or

(d)	change the class of persons eligible to be Participants.

Section 10. EFFECTIVE DATE OF PLAN

This amendment and restatement of this Plan shall be effective as of December 12, 2012, the date upon which it was approved by the Board; provided, however, that no Common Shares may be issued under this Plan until it has been approved by a majority vote of the holders of the outstanding shares of Common Shares of the Company at a meeting duly held or by written consent in accordance with the laws of the State of Delaware. If an Award granted under this Plan takes the form of an option, it shall be rescinded if such stockholder approval is not obtained within 12 months after the date set forth above upon which this Plan was approved by the Board.

Section 11. STOCK EXCHANGE REQUIREMENTS; APPLICABLE LAWS

Notwithstanding anything to the contrary in this Plan, no Common Shares purchased upon exercise of an Award, and no certificate representing all or any part of such shares, shall be issued or delivered if (a) such shares have not been admitted to listing upon official notice of issuance on each stock exchange upon which shares of that class are then listed or (b) in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any Federal, state or other securities law, or any requirement of any listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company.

Section 12. SECTION 409A

It is intended that any options and incentive stock awards issued pursuant to this Plan and any Award agreement shall not constitute “deferrals of compensation” within the meaning of Section 409A of the Code and, as a result, shall not be subject to the requirements of Section 409A of the Code. It is further intended that any restricted stock units issued pursuant to this Plan and any award agreement or other written document establishing the terms and conditions of the stock award (which may or may not constitute “deferrals of compensation,” depending on the terms of each stock award) shall avoid any “plan failures” within the meaning of Section 409A(a)(1) of the Code. This Plan and each award agreement or other written document establishing the terms and conditions of an award are to be interpreted and administered in a manner consistent with these intentions. However, no guarantee or commitment is made that this Plan, any award agreement or any other written document establishing the terms and conditions of an award shall be administered in accordance with the requirements of Section 409A of the Code, with respect to amounts that are subject to such requirements, or that this Plan, any award agreement or any other written document establishing the terms and conditions of an award shall be administered in a manner that avoids the application of Section 409A of the Code, with respect to amounts that are not subject to such requirements.

Section 13. MISCELLANEOUS

(a) Funding of Plan. This Plan is intended to be an unfunded plan. The Company shall not be required to establish or fund any special or separate account or to make any other segregation of assets to assure the payment of any Award under this Plan. Grantees are and shall at all times be general creditors of the Company with respect to their Awards. If the Committee or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under this Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

(b) Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(c) Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, any feminine term used herein shall include the masculine, and the plural shall include the singular and the singular shall include the plural.

(d) Severability. If any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(e) Rules of Construction. Whenever any provision of this Plan refers to any law, rule, or regulation, such provision shall be deemed to refer to the law, rule, or regulation currently in effect and, when and if such law, rule, or regulation is subsequently amended or replaced, to the amended or successor law, rule, or regulation. The term “including” shall be deemed to include the words “including without limitation.”

(f) No Liability of the Company. The Company and any subsidiary or affiliate which is in existence or hereafter comes into existence shall not be liable to a Grantee or any other person as to: (i) the non-issuance or sale of shares of Common Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Shares hereunder; and (ii) any tax consequence expected, but not realized, by any Grantee or other person due to the receipt, exercise or settlement of any Award granted hereunder.

(g) Non-Exclusivity of this Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

(h) Governing Law. This Plan and any agreements hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

TEJON RANCH COMPANY IMPORTANT ANNUAL MEETING INFORMATION 000004 ENDORSEMENT LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C123456789 000000000.000000 ext 000000000-000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 6, 2013 Vote by Internet Go to www.investorvote.com/trc Or scan the OR code with your smartphone Follow the steps outlined on the secure website Using a black Ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Follow the instructions provided by the recorded message Annual Meeting Proxy Card IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. 1. Election of Directors: For Withhold For Withhold For Withhold 01 - George G.C. Parker 02 - Robert A. Stine 03 - Daniel R. Tisch For Against Abstain For Against Abstain 2. Ratification of Ernst & Young as the Company’s independent registered public accounting firm for fiscal year 2013. 3. Approve amendment and restatement of the 1998 Stock Incentive Plan. 4. Approve amendment and restatement of the Non-Employee Director Stock Incentive Plan. 5. To transact such other business as may properly come before the 2013 Annual Meeting or any adjournment or postponement thereof. B Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. C Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign, When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date {mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T mr a sample(this area is set up to accommodate C 1234567890 JNT MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 3 3 B V 1KXND

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy - TEJON RANCH COMPANY Annual Meeting of Stockholders - May 7, 2013 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Kent G. Snyder and Robert A. Stine, and each of them, with power to act without the other and with power of substitution, as proxies and attomeys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the snares of Tejon Ranch Co. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 7, 2013 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the 2013 Annual Meeting. This proxy, when properly executed, will be voted in the manner directed by the undersigned. If no such directions are made, this proxy will be voted FOR the election of each of the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4. If any other matters properly come before the annual genera] meeting of stockholders, the persons named in this proxy will vote on such matters in their discretion. (Continued and to be marked, dated and signed, on the other side)